--------------------------------------------------------------------------------


                        ACQUISITION AND MERGER AGREEMENT




                                      AMONG



                        BARRETT BUSINESS SERVICES, INC.,


                      WESTERN INDUSTRIAL MANAGEMENT, INC.,

                                 CATCH 55, INC.,

                                THE SHAREHOLDERS
                   OF WESTERN INDUSTRIAL MANAGEMENT, INC., AND
                                 CATCH 55, INC.,

                             RICHARD K. RENTSCHLER,

                                       AND

                           THE RENTSCHLER FAMILY TRUST


--------------------------------------------------------------------------------





                              Dated: June 29, 1998

                                TABLE OF CONTENTS



                                    ARTICLE I
                                   THE MERGER................................. 2
1.1      The Merger........................................................... 2
1.2      Effects of the Merger................................................ 2
1.3      Surviving Corporation................................................ 2

                                   ARTICLE II
                   PAYMENT TO DISSENTER, CONVERSION OF SHARES
                           AND TRANSFER OF PROPERTY........................... 3
2.1      Payment to Dissenter................................................. 3
2.2      Conversion of WIMI Common Stock and Catch Common Stock............... 3
2.3      Effect of Conversion................................................. 3
2.4      Share Transfers...................................................... 4
2.5      Missing Certificates................................................. 4
2.6      Transfer of Property................................................. 4

                                   ARTICLE III
                             CLOSING; OTHER ACTIONS........................... 6
3.1      Closing.............................................................. 6
3.2      Actions at Closing................................................... 6
3.3      Taxes................................................................ 8
3.4      Tax Clearance........................................................ 8

                                   ARTICLE IV
                                   DEFINITIONS................................ 8
4.1      Affiliate............................................................ 8
4.2      Articles of Merger................................................... 8
4.3      Associate............................................................ 8
4.4      Barrett Common Stock................................................. 8
4.5      Barrett Financial Statements......................................... 8
4.6      California Secretary................................................. 9
4.7      Catch Certificate.................................................... 9
4.8      Catch Common Stock................................................... 9
4.9      Catch Financial Statements........................................... 9
4.10     CERCLA............................................................... 9
4.11     Closing Date......................................................... 9
4.12     Code................................................................. 9
4.13     Company Certificate(s)............................................... 9
4.14     Company Common Stock................................................. 9
4.15     Company Financial Statements......................................... 9
4.16     Effective Time....................................................... 9
4.17     Employee Plans/Agreements............................................ 9
4.18     Environmental Law.................................................... 9
4.19     ERISA................................................................ 9
4.20     GAAP................................................................. 9
4.21     Governmental Entity.................................................. 9
4.22     Hazardous Substances................................................. 9

4.23     Injunction........................................................... 9
4.24     Liens................................................................ 9
4.25     Merger............................................................... 9
4.26     Requisite Regulatory Approvals....................................... 9
4.27     Securities Act.......................................................10
4.28     Surviving Corporation................................................10
4.29     Trade Rights.........................................................10
4.30     WIMI Certificate.....................................................10
4.31     WIMI Common Stock....................................................10

                                    ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF WIMI, CATCH,
                DISSENTER, SHAREHOLDERS, AND THE RENTSCHLER TRUST............ 10
5.1      Corporate Organization...............................................10
5.2      Capitalization.......................................................11
5.3      Authority; No Violation..............................................11
5.4      Consents and Approvals...............................................12
5.5      Financial Statements.................................................12
5.6      Current Assets.......................................................13
5.7      Absence of Certain Changes...........................................13
5.8      Absence of Undisclosed Liabilities...................................15
5.9      No Litigation........................................................15
5.10     Compliance With Laws.................................................16
5.11     Title to and Condition of Properties.................................18
5.12     Insurance............................................................20
5.13     Contracts and Commitments............................................21
5.14     Employee Benefit Plans...............................................23
5.15     Employee Data and Compensation.......................................24
5.16     Employees and Labor Relations Matters................................25
5.17     Intellectual Property................................................26
5.18     Customer List; Intangibles...........................................26
5.19     Tax Matters..........................................................27
5.20     Banks; Powers of Attorney............................................29
5.21     Adverse Conditions...................................................29
5.22     Investment Representations...........................................29
5.23     Nature of Shares.....................................................30
5.24     Broker's Fees........................................................30
5.25     Attorneys's Fees.....................................................31
5.26     Disclosure...........................................................31
5.27     Knowledge............................................................31

                                   ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES OF
                                    BARRETT...................................32
6.1      Corporate Organization...............................................32
6.2      Capitalization.......................................................32
6.3      Validity of Shares...................................................32
6.4      Authority; No Violation..............................................32
6.5      Consents and Approvals...............................................33
6.6      Financial Statements.................................................33
6.7      Absence of Certain Changes...........................................34
6.8      Absence of Undisclosed Liabilities...................................35
6.9      No Litigation........................................................35

6.10     Compliance With Laws.................................................35
6.11     Title to and Condition of Properties.................................36
6.12     Adverse Conditions...................................................37
6.13     Broker's Fees........................................................37
6.14     Disclosure...........................................................37

                                   ARTICLE VII
                             ADDITIONAL AGREEMENTS............................37
7.1      Actions in Connection with Dissenter and Merger......................37
7.2      Transition...........................................................37
7.3      Further Assurances...................................................38
7.4      Cash and Shares Subject to Holdback..................................38
7.5      Limitation of Adjustments............................................43
7.6      Corporate Records, Contracts, Etc....................................44
7.7      Current Financial Information........................................44
7.8      Certain Forbearances by Company......................................44
7.9      Certain Forbearances by Barrett......................................46
7.10     Preservation of Business and the Property............................47
7.11     Title Report.........................................................47
7.12     Environmental Assessment.............................................48
7.13     Scheduled Company Debt and Fees......................................48
7.14     Knowledge of Barrett.................................................48
7.15     Materiality..........................................................49
7.16     Rights of Access.....................................................49

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT............................49
8.1      Conditions to Each Party's Obligation to Effect the Merger...........49
8.2      Conditions to Obligations of Barrett.................................51
8.3      Conditions to Obligations of Company.................................53

                                   ARTICLE IX
                           TERMINATION AND AMENDMENT..........................54
9.1      Termination..........................................................54
9.2      Effect of Termination................................................54
9.3      Extension; Waiver....................................................55

                                    ARTICLE X
                                INDEMNIFICATION...............................55
10.1     Indemnification by Shareholders, Dissenter and
         Rentschler Trust.....................................................55
10.2     Time of Representations..............................................56
10.3     Procedure............................................................56
10.4     Restrictions and Limitations.........................................57

                                   ARTICLE XI
                              GENERAL PROVISIONS..............................58
11.1     Survival of Representations, Warranties, and Agreements..............58
11.2     Expenses.............................................................58
11.3     Notices..............................................................59
11.4     Interpretation.......................................................60

11.5     Counterparts.........................................................60
11.6     Entire Agreement.....................................................60
11.7     Governing Law........................................................61
11.8     Severability.........................................................61
11.9     Confidentiality......................................................61
11.10    Publicity............................................................61
11.11    Assignment...........................................................61
11.12    Default and Remedies.................................................62
11.13    Attorney Fees........................................................62
11.14    Postjudgment Attorneys Fees..........................................62
11.15    Counsel..............................................................62
11.16    Time of Essence......................................................63


EXHIBITS

A                 Company Disclosure Schedule


SCHEDULES

1.3               List of Directors and Officers of Surviving Corporation
2.5               Form of Affidavit of Lost Certificate and Indemnity
2.6               Liens and Encumbrances - Property
2.6(a)            Land
2.6(c)            Excluded Items of Personal Property
7.13              Scheduled Company Debt
8.1(d)            Form of Employment Agreement
8.1(e)            Form of Shareholder's Noncompetition Agreement

                        ACQUISITION AND MERGER AGREEMENT
                        --------------------------------

         THIS ACQUISITION AND MERGER AGREEMENT, dated this 29th day of June, 1998, is by and among the following parties:

            BARRETT BUSINESS SERVICES, INC.,                         ("Barrett")
            a Maryland corporation,
            4724 SW Macadam Avenue
            Portland OR 97201
            EIN:  52-0812977

            WESTERN INDUSTRIAL MANAGEMENT, INC.,                        ("WIMI")
            a California corporation,
            EIN:  95-3616262

            CATCH 55, INC.,                                            ("Catch")
            a California corporation,
            EIN:  33-0687828

            WIMI and Catch are collectively
            referred to as                                           ("Company")

            KEITH N. RENTSCHLER and                         ("Rentschler Trust")
            YOLANDA RENTSCHLER, Trustees
            of the Rentschler Family
            Trust dated January 10, 1994,
            7383 Whitegate
            Riverside CA 92506
            EIN:  ###-##-####

            KEITH N. RENTSCHLER                                ("K. Rentschler")
            7383 Whitegate
            Riverside CA 92506
            SS No.:  ###-##-####

            PATRICIA OTAHAL                                           ("Otahal")
            1585 Redlands Place
            Costa Mesa CA 92627
            SS No.:  ###-##-####

            RICHARD K. RENTSCHLER                                  ("Dissenter")
            1072 Ardmore Circle
            Redlands CA 92373
            SS No.:  ###-##-####

            RENTSCHLER TRUST and OTAHAL
            are collectively
            referred to as                                 ("WIMI Shareholders")

            RENTSCHLER TRUST                               ("Catch Shareholder")

            WIMI SHAREHOLDERS and CATCH
            SHAREHOLDER are collectively
            referred to as                                      ("Shareholders")


                               B A C K G R O U N D

         The boards of directors of Barrett, WIMI and Catch have determined that it is in their best interests for Barrett to

Page 1--ACQUISITION AND MERGER AGREEMENT acquire WIMI and Catch by merging WIMI and Catch with and into Barrett, with Barrett remaining as the surviving corporation (sometimes hereinafter referred to as "Surviving Corporation"), under the terms and conditions described in this agreement (the "Merger"). In connection with the transaction, the Dissenter has exercised his dissenter's rights and he will receive cash and the Shareholders will collectively receive Barrett stock. The total consideration of cash and Barrett Common Stock is worth approximately $10,695,656, as calculated in accordance with Article II.

         The parties intend that the Merger constitute (i) a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) a business combination accounted for under the pooling of interests method.

         Capitalized  terms not  otherwise  defined have the  meanings  given in
Article IV.


                                A G R E E M E N T


         The parties therefore agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 THE MERGER. Subject to the terms and conditions of this Acquisition and Merger Agreement ("Agreement"), WIMI and Catch will merge with and into Barrett at the Effective Time in accordance with the Maryland General Corporation Law (the "MGCL") and the California General Corporation Law (the "CGCL"). Barrett shall be the Surviving Corporation in the Merger, and shall continue its corporate existence after the Effective Time. Upon consummation of the Merger, the separate corporate existence of WIMI and Catch shall cease.

         1.2 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger shall have the effects set forth in Section 3-114 of the MGCL and Section 1107 of the CGCL.

         1.3 SURVIVING CORPORATION. From and after the Effective Time, the Articles of Incorporation and Bylaws of the Surviving Corporation shall be the Articles of Incorporation and Bylaws of Barrett as in effect prior to the Effective Time, until the same shall be further amended. From and after the Effective Time, the directors and officers of the Surviving Corporation shall be the persons listed on Schedule "1.3," attached hereto, until their successors shall have been duly elected or until their earlier resignation or removal.

Page 2--ACQUISITION AND MERGER AGREEMENT

                                   ARTICLE II
                   PAYMENT TO DISSENTER, CONVERSION OF SHARES
                            AND TRANSFER OF PROPERTY

         2.1 PAYMENT TO DISSENTER. Dissenter has exercised his rights as a dissenting shareholder pursuant to CGCL. Immediately preceding the Effective Time, Dissenter shall transfer all of his right, title and interest in 382 shares of WIMI Common Stock to WIMI. Substantially simultaneously with the Effective Time, subject to Section 7.4, Barrett shall pay to Dissenter $519,095 in exchange for the transfer of Dissenter's WIMI Common Stock to WIMI. Upon receipt of the aforementioned payment, Dissenter acknowledges and agrees that all of his rights as a dissenting shareholder under CGCL will be satisfied in full.

         2.2 CONVERSION OF WIMI COMMON STOCK AND CATCH COMMON STOCK. At the Effective Time, by virtue of the Merger and without any further action on the part of the parties, 7,118 of the outstanding shares of WIMI Common Stock, which represents all of the then outstanding WIMI Common Stock, shall be converted into 850,335 shares of Barrett Common Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of the parties, each outstanding share of Catch Common Stock shall be converted into 33,810 shares of Barrett Common Stock. Each Shareholder shall receive the number of shares of Barrett Common Stock set forth opposite his or her name below:

                                                              Number of Shares
                        WIMI                                     of Barrett
                     Shareholder                                Common Stock
                     -----------                                ------------

                  Rentschler Trust                                806,373
                  Otahal                                           43,962


                                                              Number of Shares
                        Catch                                    of Barrett
                     Shareholder                                Common Stock
                     -----------                                ------------

                  Rentschler Trust                                 33,810


         2.3 EFFECT OF CONVERSION. All shares of Barrett Common Stock into which shares of Company Common Stock shall have been converted shall be deemed to have been issued and paid in satisfaction of all rights pertaining to such converted shares. At the Effective Time, the holders of Company Certificates shall cease to have any rights with respect to such stock (except such rights as they may have as dissenting shareholders) and their sole rights shall be with respect to the Barrett Common Stock into which their shares of Company Common Stock shall have been converted by virtue of the Merger.

Page 3--ACQUISITION AND MERGER AGREEMENT

         2.4 SHARE TRANSFERS. If any certificate representing shares of Barrett Common Stock is to be issued in a name other than that in which the surrendered Company Certificate is registered, it shall be a condition of issuance that the Company Certificate shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and that the person requesting such issuance shall pay to Barrett in advance any transfer or other taxes required by reason of the issuance of the Barrett Common Stock certificate as requested, or required for any other reason, or shall establish to the satisfaction of Barrett that such tax has been paid or is not payable.

         2.5 MISSING CERTIFICATES. If any Company Certificate has been lost, stolen or destroyed, Barrett shall issue the shares of Barrett Common Stock if the holder provides an affidavit to Barrett in the form set forth in Schedule "2.5."

         2.6 TRANSFER OF PROPERTY. The Rentschler Trust owns the real property, improvements, fixtures, and certain personal property located at 1887 Business Center Drive, San Bernardino, California (together, the "Property"). The Property is currently subject to a lease with WIMI dated June 20, 1996 (the "Lease"). To qualify the Merger under the pooling of interests method, the parties agree that at the Effective Time, the Property shall be transferred to Barrett in exchange for 10,497 shares of Barrett Common Stock, being registered in the name of and transferred to the Rentschler Trust.

           At the Effective Time, the Rentschler Trust shall deliver to Barrett such grant deeds, bills of sale, endorsements, assignments, and other good and sufficient instruments of transfer, conveyance and assignment as shall be effective to vest in Barrett all right, title and interest in and to the Property, free and clear of all liens, encumbrances and claims whatsoever, except as specified in Schedule "2.6," or as listed as an exception contained in Schedule B, Items 1-16 of that certain preliminary title report issued by Stewart Title of California, report number 111142966, dated May 13, 1998 ("Preliminary Title Report"). To the extent title to the Property now is subject to certain security interests and encumbrances other than those specified in Schedule "2.6" or the Preliminary Title Report, the Rentschler Trust shall be solely responsible for discharging the entirety of said debts and causing the proper release of record of all of the security granted therefor prior to or on the Effective Time, and the Rentschler Trust shall pay any and all prepayment penalties, debt assumption fees and other costs and fees which may be required in so doing. Concurrently with such delivery, the Rentschler Trust shall put Barrett in actual possession of the Property as of the Effective Time.

Page 4--ACQUISITION AND MERGER AGREEMENT

         The Property consists of:

                  (a) The land described in Schedule "2.6(a)," which is attached hereto (the "Land"), and all easements, rights and interests appurtenant thereto;

                  (b) All of the improvements and fixtures currently situated on the Land (the "Improvements");

                  (c) The Rentschler Trust does not own any personal or other tangible property in connection with the Land or the Improvements. Those items which are listed and set forth in Schedule "2.6(c)," which is attached hereto (the "Excluded Items of Personal Property") are items of personal property that are retained by K. Rentschler or the Rentschler Trust and are not transferred to Barrett; and

                  (d) All of the Rentschler Trust's rights in all of the following intangible property now or hereafter existing with respect to the Property (the "Rentschler Trust Intangible Property"):

                           (i) All  leases,  licenses  and other  agreements  to
occupy all or any part of the Land or Improvements together with, and subject to the manner in which the same are to be prorated as of the Effective Time under this Agreement, all rents, charges, deposits, and other sums due, accrued or to become due thereunder, and all guaranties by third parties of any tenant's obligations under such leases, licenses and other agreements;

                           (ii)  All  plans  and  specifications,  all  building
permits and other permits required in connection with the construction of the Improvements and all warranties, guaranties and sureties now or thereafter received in connection with the construction of or equipment on the Improvements, including, without limitation, all rights of the Rentschler Trust, under any plans, specifications, drawings, and permits and all architectural, engineering or construction contracts with respect to the Improvements and all planned additions and alterations thereto;

                           (iii)  All  licenses,  permits,  approvals,  certifi-
cates of occupancy and franchises relating to the zoning, land use, ownership, operation, occupancy, construction, or maintenance of the Improvements running to or in favor of the Rentschler Trust or the Improvements, and all deposits to governmental authorities relating to the Rentschler Trust or the Improvements;

                           (iv)  All  service  and  maintenance   contracts  and
equipment leases in connection with or used by the Rentschler Trust in the operation of the Improvements and which are accepted by Barrett; and

Page 5--ACQUISITION AND MERGER AGREEMENT

                           (v) All  accounts,  books,  records,  studies,  docu-
ments, tests, surveys, assessments, audits, appraisals, contracts, contract rights, claims, and warranties related to the Property.

                                   ARTICLE III
                             CLOSING; OTHER ACTIONS

         3.1 CLOSING. The closing of the transactions contemplated by this Agreement shall occur on June 24, 1998 (the "Closing Date"), or at a time and date mutually agreed upon by Barrett and Company, but in no event later than June 30, 1998. Closing shall occur at such location as Barrett and Company shall mutually agree. Closing shall begin on the Closing Date, and shall be conducted in such manner, as may be agreed by Barrett and Company, and shall continue until the Effective Time and until all actions required at closing have been taken. No assets shall be transferred, nor shall business operations of Company be commenced by Barrett until such time as the Merger becomes effective, and all operations of Company shall be for the benefit of Company and its Shareholders until that time.

         3.2 ACTIONS AT CLOSING. At closing, subject to satisfaction or waiver of all conditions precedent set forth in this Agreement:

                  (a) The Dissenter shall surrender to WIMI all of Dissenter's WIMI Certificates for cancellation at the Effective Time.

                  (b) Except as allowed by Section 7.4, substantially simultaneously when the Merger becomes effective, Barrett shall authorize Larry
K. Reynolds, acting in a capacity as an escrow holder with respect to a cashier's check payable to Dissenter, to deliver to Dissenter said cashier's check in the sum of $467,185.

                  (c) Substantially simultaneously when the Merger becomes effective, Barrett shall authorize Larry K. Reynolds, acting in a capacity as an escrow holder with respect to certain funds in his possession, to deliver Barrett's cashier's checks payable to the following parties in the amounts set forth opposite their names:

         Payee                                    Amount

         Oxford Mergers & Acquisitions, Inc.      $310,000

         Reynolds & Jensen, LLP                   $113,750

                  (d) The Shareholders shall surrender the WIMI Certificates and the Catch Certificates representing all of WIMI's and Catch's capital stock outstanding immediately prior to

Page 6--ACQUISITION AND MERGER AGREEMENT the Effective Time to Barrett for cancellation at the Effective Time.

                  (e) Except as allowed by Section 7.4, Barrett shall deliver to each Shareholder, certificates for the shares of Barrett Common Stock to which the Shareholder is entitled hereunder in connection with the Merger.

                  (f) Except as allowed by Section 7.4, Barrett shall deliver to the Rentschler Trust, certificates for the shares of Barrett Common Stock to which the Rentschler Trust is entitled hereunder in connection with the Property.

                  (g) Company and Barrett shall cause a copy of the Articles of Merger to be filed with the Maryland Department and the California Secretary and shall cause all other actions to be taken required to consummate the Merger.

                  (h) Immediately after the Merger becomes effective, Stewart Title of California, Inc., located at 3403 Tenth Street, Suite 400, Riverside, California (the "Closing Agent"), shall close the purchase and sale of the Property contemplated hereby. The Rentschler Trust's deed conveying the Property to Barrett shall be recorded on the day of the Effective Time, unless otherwise agreed to by the parties hereto in writing. At least one (1) business day prior to the Effective Time, each of the parties hereto shall deposit with the Closing Agent all of the documents, sums and instructions necessary to close such transaction pursuant to the terms hereof. Said documents shall include, without limitation, the Rentschler Trust's grant deed, bills of sale, and assignments of any condemnation awards or insurance proceeds paid or becoming payable with respect to the Property after the date of this Agreement. The Rentschler Trust shall pay all of its obligations in the ordinary course and shall also furnish on the Effective Time evidence of the status of payment of all utility bills (if any), rent or other obligations under the Lease, so as to enable the parties to prorate the same outside of the closing escrow; assignments of all construction warranties which may then exist with respect to the Property; and evidence of the payment of any and all personal property taxes, if any, which have been levied on the personal property items located on or associated with the Property through the Effective Time.

                  (i) The Rentschler Trust shall be responsible for the payment of taxes of any kind or nature due by virtue of the conveyance of title to the Property, pay all penalties and similar charges charged by the then holders of indebtedness secured by the Property (except for any indebtedness specified in Schedule "2.6" or the Preliminary Title Report), the premium for purchaser's title insurance policy, and any sums due with respect to the discharge of any encumbrances for which the Rentschler Trust

Page 7--ACQUISITION AND MERGER AGREEMENT is responsible. Barrett shall pay the documentary transfer tax and all recordation fees in connection with the filing of the Rentschler Trust's deed. Each of the parties hereto agrees to pay one-half (1/2) of the escrow charges assessed by the Closing Agent. Real estate taxes and assessments, general and special, due in the year of closing, rents, billings for utilities, and similar charges shall be prorated between the parties hereto as of the Effective Time.

                  (j) The parties shall each deliver the various other documents that are described elsewhere in this Agreement evidencing satisfaction of the conditions to the Merger, and shall take any other actions expressly required by this Agreement, or reasonably requested by any of them, at or before the Effective Time in order to consummate the Merger.

         3.3 TAXES. Any transfer taxes, income taxes, stamp duties, filing fees, registration fees, or expenses or other similar taxes, fees, charges, or expenses incurred by any party in connection with the transfer of the Company Common Stock and the Property to Barrett or in connection with any of the transactions contemplated by this Agreement shall be borne and paid exclusively by the Dissenter and the Shareholders with respect to the Company Common Stock and the Rentschler Trust with respect to the Property.

         3.4 TAX CLEARANCE. As soon as practicable prior to the Effective Time, Company shall have obtained a certificate of tax clearance from the California Franchise Tax Board and caused such certificate to be provided to the California Secretary.

                                   ARTICLE IV
                                   DEFINITIONS

         The following terms have the meanings given below or in the sections indicated.

         4.1 AFFILIATE: The persons and entities specified in the definition of such term under Rule 405 of the Securities Act.

         4.2 ARTICLES OF MERGER: Agreement of Merger, together with other required documents, if any, which will be filed with the Maryland Department at the Effective Time and the California Secretary subsequent to the Effective Time.

         4.3 ASSOCIATE: The persons and entities specified in the definition of such term under Rule 405 of the Securities Act.

         4.4 BARRETT COMMON STOCK: Common stock, $.01 par value, of Barrett.

         4.5 BARRETT FINANCIAL STATEMENTS: See Section 6.6.

Page 8--ACQUISITION AND MERGER AGREEMENT

         4.6 CALIFORNIA SECRETARY: The Secretary of State of the state of California.

         4.7 CATCH CERTIFICATE: A certificate for Catch Common Stock.

         4.8 CATCH COMMON STOCK. Common stock of Catch.

         4.9 CATCH FINANCIAL STATEMENTS. See Section 5.5.

         4.10 CERCLA: Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

         4.11 CLOSING DATE: The date of closing of the transactions contemplated by this Agreement.

         4.12 CODE: See Background.

         4.13 COMPANY CERTIFICATE(S). Certificates for WIMI Common Stock and Catch Common Stock.

         4.14 COMPANY COMMON STOCK. Common stock of WIMI and Common stock of Catch.

         4.15 COMPANY FINANCIAL STATEMENTS: See Section 5.5.

         4.16 EFFECTIVE TIME: The date and time when the Merger becomes effective as a result of filing the Merger Agreement.

         4.17 EMPLOYEE PLANS/AGREEMENTS: See Section 5.14.

         4.18 ENVIRONMENTAL LAW: See Section 5.10.

         4.19 ERISA: See Section 5.14.

         4.20 GAAP: See Section 5.5.

         4.21 GOVERNMENTAL ENTITY: See Section 5.4.

         4.22 HAZARDOUS SUBSTANCES: See Section 5.10.

         4.23 INJUNCTION: See Section 8.1.

         4.24 LIENS: See Section 5.11.

         4.25 MERGER: See Background.

         4.26 REQUISITE REGULATORY APPROVALS: See Section 8.1.

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



         4.27 SECURITIES ACT: The Securities Act of 1933, as amended.

         4.28 SURVIVING CORPORATION: Barrett, as the surviving cor- poration in the Merger.

         4.29 TRADE RIGHTS: See Section 5.17.

         4.30 WIMI CERTIFICATE: A certificate for WIMI Common Stock.

         4.31 WIMI COMMON STOCK: Common stock of WIMI.

                                    ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF WIMI, CATCH,
                DISSENTER, SHAREHOLDERS, AND THE RENTSCHLER TRUST

         Except as set forth in the Company Disclosure Schedule attached as Exhibit A, at all relevant times WIMI, Catch, the Rentschler Trust, Dissenter, and each Shareholder, jointly and severally represent and warrant to Barrett that:

         5.1 CORPORATE ORGANIZATION.

                  (a) Company is a corporation duly organized and validly existing under the laws of the state of California. Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on Company. Copies of the Articles of Incorporation and Bylaws of Company that have previously been made available to Barrett are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

                  (b) Except as set forth in the Company Disclosure Schedule, Company has no subsidiaries and does not own an interest in any other corporation, partnership or other organization, whether incorporated or unincorporated.

                  (c) A complete copy of Company's minute book has been delivered to Barrett. The minutes contained therein correctly reflect the corporate actions of Company's shareholders and its Board of Directors (including committees of the Board of Directors of Company) described therein.

                  (d) The Company has been autonomous and has not been a subsidiary or division of another corporation within two (2) years before the plan of combination was initiated.

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                  (e) Company and  Barrett  are  independent  of one another and never have been related.

         5.2 CAPITALIZATION. The authorized capital stock of Company and the number of outstanding shares of Company on the date of this Agreement, are set forth in the Company Disclosure Schedule. All the shares of Company are owned by the Dissenter and the Shareholders, free of Liens. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights (or each holder of preemptive rights shall have waived such preemptive rights) with no personal liability attaching to the ownership thereof. Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments, or agreements of any character calling for the purchase or issuance of any shares of Company Common Stock or any other equity securities of Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock or other such equity securities.

         The Company has not engaged in any transactions involving changes in the equity interest of the Company Common Stock in contemplation of effecting the combination either within two (2) years before the combination is initiated or between the dates the combination is initiated and consummated.

         The Dissenter has exercised his rights as a dissenting shareholder of WIMI. The surrender of Dissenter's WIMI Common Stock and the payment to Dissenter therefor, shall be accomplished in accordance with CGCL and this Agreement.

         5.3 AUTHORITY; NO VIOLATION.

                  (a) Company has full corporate power and corporate authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors and Shareholders of Company. No other corporate proceedings on the part of Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Company and (assuming due authorization, execution and delivery by Barrett) constitutes the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (b) Neither the execution and delivery of this Agreement by Company, nor the consummation by Company of the

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


transactions contemplated hereby, nor compliance by Company with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of Company or (ii) assuming that the consents and approvals referred to in Sections 5.4 and 6.5 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree, or injunction applicable to Company or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge, or other encumbrance upon any of the properties or assets of Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which Company is a party, or by which Company or any of its properties or assets may be bound or affected.

         5.4 CONSENTS AND APPROVALS. Except for (i) the filing of the Articles of Merger with the Maryland Department and the California Secretary pursuant to the MGCL and the CGCL, respectively, (ii) such filings and approvals as are required to be made or obtained under federal and state securities laws in connection with the issuance of the shares of Barrett Common Stock pursuant to this Agreement, and (iii) the consents and approvals set forth in Company Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or of or with any third party are necessary in connection with (x) the execution and delivery by Company of this Agreement and (y) the consummation by Company of the Merger and the other transactions contemplated hereby.

         5.5 FINANCIAL STATEMENTS. Company has previously delivered to Barrett copies of (i) the balance sheet of WIMI as of December 31, 1996, and the related statements of operations, retained earnings and cash flows for the year ended December 31, 1996, together with the related notes, which were compiled by and accompanied by the report of Soreno McAdamo Bartells Certified Public Accountants, Inc., independent public accountants; (ii) internally prepared balance sheet and statement of income and expense for Catch as of December 31, 1996; and (iii) the unaudited balance sheets of both WIMI and Catch as of December 31, 1997, and the related unaudited statements of income, for the 12-month period then ended. The above described unaudited balance sheets of Company as of December 31, 1996, and December 31, 1997, and the related unaudited statements of income for the 12 months then ended are hereinafter collectively referred to as the "Company Financial Statements." The Company

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Financial Statements fairly present the results of the operations and changes in stockholders' equity and financial position of Company for the respective fiscal periods or as of the respective dates therein set forth.

         The unaudited balance sheet and income statement of Company as at April 30, 1998, for the four (4) month-period then ended (the "Short 1998 Financial Statements"), fairly presents the financial position of the Company as at April 30, 1998, and the results of operations for the four (4) month-period then ended and have been prepared in a manner consistent with the Company Financial Statements. There are no adjustments that would be required on audit of the Short 1998 Financial Statements that would, individually or in the aggregate, have a material negative effect upon Company's reported financial condition. All activity of Company is reported in its financial statements. There are no off financial statement items and no related party transactions.

         As of the Effective Time, the Company shall have a net book value of not less than $500,000. The Company's net book value shall be equal to its assets, minus its liabilities determined from the books of Company and in accordance with GAAP. If, upon completion of the accounting for the period beginning January 1, 1998, and ending the Effective Time, it is determined that the net book value of Company is less than $500,000, Shareholders and Dissenter shall pay to Barrett an amount equal to the difference between such actual net book value and $500,000 (the "Deficit"). The Deficit shall be paid to Barrett, first, by utilization of the provisions of Section 7.4 relating to cash and Shares subject to holdback to the extent thereof and next, by cash payment, all subject to the terms and conditions of this Agreement that may require or limit the payment of the Deficit.

         5.6 CURRENT ASSETS. Other than as disclosed in the Company Financial Statements, all accounts receivable of Company represent arm's length sales actually made in the ordinary course of business and are subject to no counterclaim or setoff and are not in dispute.

         5.7 ABSENCE OF CERTAIN CHANGES. Since December 31, 1997, there has not been:

                  (a) Any material adverse change in the financial condition, assets, liabilities, business, prospects, or operations of Company;

                  (b) Any loss, damage or destruction to the assets of Company or of any item of the Property, whether covered by insurance or not, which has or will have a material adverse effect on the financial condition or the business, prospects or results of operations of Company or the ownership or use of the Property;

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


                  (c) Any increase in the compensation, salaries or wages payable or to become payable to any employee or agent of Company (including, without limitation, any increase or change pursuant to any bonus, pension, profit sharing, retirement, or other plan or commitment), or any bonus or other employee benefit granted, made or accrued;

                  (d) Any labor dispute or disturbance, other than routine individual grievances which are not material to the business, financial condition or results of operations of Company;

                  (e) Any commitment or transaction by Company (including, without limitation, any capital expenditure) other than in the ordinary course of business consistent with past practice or capital expenditure by the Rentschler Trust with respect to the Property, which commitment, transaction or capital expenditure resulted or will result in the expenditure of funds in the aggregate, in excess of $5,000;

                  (f) Any declaration, setting aside, or payment of any dividend or any other distribution in respect of capital stock of Company; any redemption, purchase or other acquisition by Company of any capital stock of Company, or any security relating thereto, or any other payment to any Shareholder of Company as such a Shareholder;

                  (g) Any sale, mortgage or other encumbrance of the Property, any sale, lease or other transfer or disposition of any properties or assets of Company, except for sales in the ordinary course of business or the accelerated retirement of Company debt;

                  (h) Any indebtedness for borrowed money incurred, assumed or guaranteed by Company other than in the ordinary course of business;

                  (i) Any entering into, amendment or termination by Company of any contract, or any waiver of material rights thereunder, other than in the ordinary course of business;

                  (j) Any loan or advance or any grant of credit by Company;

                  (k) Any issue, sale or delivery of capital stock of Company or bonds or other debt instruments, or granted any rights calling for the issuance, sale or delivery of any thereof (including, without limitation, options, warrants, convertible securities, or similar rights);

                  (l) Any amendments to the Articles of Incorporation or Bylaws of Company;

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


                  (m) Any increase or experience of any adverse change in any assumption underlying any method of calculating bad debts, contingencies or other reserves from that reflected in the Company Financial Statements;

                  (n) Any loss of key employees or key salespersons of Company, except for Otahal, who has retired as an employee of Company;

                  (o) Any payment of severance or termination pay to any key employee, officer or director of Company;

                  (p) Any change to the methods of accounting or accounting principles or practices of Company set forth in or reflected by the Company Financial Statements, except for the recordation of amortization and depreciation for the periods then ended; or

                  (q) Any other event or condition specifically related to Company not in the ordinary course of business which could reasonably be expected to have a material adverse effect on the financial condition, the business or the results of operations of Company.

         5.8 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent specifically disclosed in the most recent balance sheet included in the Company Financial Statements, Company does not have any liabilities, accrued, contingent, or otherwise, other than commercial liabilities and obligations incurred since the date of such balance sheet in the ordinary course of business consistent with past practice, which individually or in the aggregate would have a material adverse effect on the business, financial condition or results of operation of Company.

         5.9 NO LITIGATION.

                  (a) Except as specifically set forth in the Company Disclosure
Schedule, there are no claims, actions, suits, arbitrations, proceedings, or investigations pending or threatened against the Company or relating to the Property before or by any governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other person, including, without limitation, any notices, demands, letters, or claims under any applicable Environmental Law. There are no outstanding or unsatisfied judgments, orders, decrees, or stipulations to which the Company is a party that involve the transactions contemplated hereby or that would alone or in the aggregate have a material adverse effect upon the business, assets or financial condition of the Company or materially and adversely affecting the Property, or that could reasonably be expected to have a material adverse effect upon the business prospects of the Company or any of its assets, or the Property.

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


                  (b) Except as specifically set forth in the Company Disclosure
Schedule, there is no threatened civil or criminal litigation or notice of violation or administrative action arising out of the business activities of the Company relative to the Company's operations and/or its ownership, control or operation of the Company's assets, or the Rentschler Trust's ownership, control or operation of the Property, including, without limitation, any threatened litigation, notice or proceeding relating in any way to any applicable Environmental Law. To the knowledge of the Company, the Shareholders and the Dissenter, as to the Company, and the Rentschler Trust, as to the Property, there is no valid basis for any material claim, action, suit, arbitration, proceeding, or investigation, other than as specifically set forth in the Company Disclosure Schedule, adverse to the Company or the operation of the Property by or before any governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other person, court or tribunal, including, without limitation, any such circumstances based on any violation or alleged violation or arising out of any Environmental Law or any circumstances which could reasonably be expected to interfere with or prevent continued compliance with any Environmental Law.

         5.10     COMPLIANCE WITH LAWS.

                  (a) Except for failures to comply with the Laws (as hereinafter defined) which either individually or in the aggregate would not have a material adverse effect on the business, financial condition or results of operations of Company or the operation or use of the Property, Company and the Rentschler Trust, as the case may be (including all of its operations, practices, properties and assets), are in compliance with all applicable federal, state, local, and foreign laws, ordinances, orders, rules, and regulations (collectively, "Laws") including, without limitation, those applicable to discrimination in employment, occupational safety and health, wage and hour, collective bargaining, employment, trade practices, environmental protection, competition, pricing, product warranties, zoning, building, sanitation, employment, retirement, labor relations, and advertising. Company, Shareholders, Dissenter, and the Rentschler Trust have not received notice of any violation or alleged violation of any Laws. Company, Shareholders, Dissenter, and the Rentschler Trust are not subject to liability for past or continuing violations of any Laws, which liability would have a material adverse effect on the business, financial condition or results of operation of Company or the Property. All reports and returns required to be filed by Company, Shareholders, Dissenter, or the Rentschler Trust with any Governmental Entity have been filed, and were accurate and complete except for such inaccuracies or omissions which either individually or in the aggregate would not have a material adverse effect on the business, financial condition or results of operation of Company or the

Page 16--ACQUISITION AND MERGER AGREEMENT operation, use or value of the Property.

                  (b) The Company, with respect to its operation, has and the Rentschler Trust, with respect to the Property, has all material licenses, permits, approvals, authorizations, and consents of all Governmental Entities and all certification organizations which are required for the conduct of its business (as presently conducted) and the use of the Property, respectively. All licenses, permits, approvals, authorizations, and consents which Company and the Rentschler Trust have obtained (the "Licenses") are in full force and effect. Except for failures to comply with the Licenses which either individually or in the aggregate would not have a material adverse effect on the business, financial condition or results of operations of Company or the use of the Property, Company and the Rentschler Trust, respectively are and have been in compliance in all respects with the Licenses.

                  (c) Except for small  amounts of toner,  flux  remover  and PC board cleaner, which are used in the ordinary course of Company's business and to the best knowledge of Shareholders, Dissenter, Company, and the Rentschler Trust, and specifically excluding employee's actions while working at third party sites away from the Company facilities or the Property, no material amount of any Hazardous Substance (as defined below) has been discharged, released, used, or emitted into the air, water, surface water, ground water, land surface, or sub-surface strata from or upon the Property or any facility of Company or under the direction or control of any employee or agent of Company or the Rentschler Trust, except in accordance with applicable Environmental Law (as defined below) in all material respects. For the purposes of this Agreement, "Hazardous Substance" means any substance, whether liquid, solid or gas, listed, identified or designated as hazardous or toxic under any applicable Environmental Law, (i) which, applying criteria specified by any applicable Environmental Law, is hazardous or toxic, or (ii) the use or disposal of which is regulated under any applicable Environmental Law. For the purposes of this Agreement, "Environmental Law" means any federal, state, provincial or local statute, law, ordinance, rule, regulation, order, consent, decree, judicial or administrative decision or directive of the United States or other jurisdiction now existing relating to (A) pollution or protection of the environment, including natural resources, (B) exposure of persons, including employees, to Hazardous Substances or other products, materials or chemicals, (C) protection of the public health or welfare from the effects of products, by-products, waste, emissions, discharges, or releases of chemical or other substances from industrial or commercial activities, or (D) regulation of the manufacture, use or introduction into commerce of substances, including, without limitation, formulation, packaging, labeling, distribution, transportation, handling, storage, and disposal.

Page 17--ACQUISITION AND MERGER AGREEMENT

                  (d) In connection with the business of the Company, directly or indirectly, neither the Company, Shareholders, Dissenter, nor the Rentschler Trust has transported (directly or indirectly) any Hazardous Substances to any location that is listed or proposed for listing under CERCLA or on any similar state list, or is the subject of federal, state or local enforcement actions or investigations or remedial actions.

                  (e) Company, Shareholders, Dissenter, and the Rentschler Trust have provided to Barrett all information, including, without limitation, all studies, analyses and test results in the possession, custody or control of Company, Shareholders, Dissenter, and the Rentschler Trust relating to properties owned or leased by Company and the Rentschler Trust which describe:
(i) environmental conditions on, under or about such properties; and (ii) Hazardous Substances used, managed, handled, transported, treated, generated, stored, or released by any person at any time on any such properties.

         5.11 TITLE TO AND CONDITION OF PROPERTIES.

                  (a) Except as set forth in the Company Disclosure Schedule and in the Company Financial Statements, Company has good and marketable title to all its material assets, free and clear of all mortgages, liens (statutory or otherwise), security interests, claims, pledges, equities, options, conditional sales contracts, assessments, levies, easements, covenants, reservations, restrictions, exceptions, limitations, charges, or other encumbrances of any nature whatsoever (collectively, "Liens"). All tangible assets of Company are located at facilities owned or leased by Company and all tangible assets located at such facilities are either owned or leased by Company.

                  (b) The Rentschler Trust has good and marketable title to the Property, free and clear of all Liens, charges and encumbrances, except as indicated on Schedule "2.6" or the Preliminary Title Report; taxes and assessments, general and special, not due and payable as of the Effective Time; rights of the public to parts, if any, lying in streets and rights-of-way existing on the date of this Agreement; rights reserved in federal patents or state deeds which do not impair Barrett's intended use of the Property; building and use restrictions general to the district in which the Property is located existing on the date of this Agreement; and building and zoning regulations applicable to the Property on the date of this Agreement. To the Rentschler Trust's knowledge, no person adversely possesses or has obtained any prescriptive easement in any portion of the Property. To the Rentschler Trust's knowledge, there are no encroachments, easements, setbacks, rights-of-way or streams that are not of public record.

Page 18--ACQUISITION AND MERGER AGREEMENT

                  (c) The existing use and condition of the Property is not a nonconforming use and does not violate any subdivision, zoning, building, health, environmental, personal disabilities, fire or safety statute, ordinance, regulation or code in any material respect. As of the date hereof, neither the Rentschler Trust nor, to the Rentschler Trust's knowledge, any of the Rentschler Trust's agents and employees have received any written notice from any governmental agency alleging violations of any building codes, building or use restrictions, zoning ordinances, or rules and regulations. To the Rentschler Trust's knowledge, all licenses, permits and other approval required for the construction and operation of the Improvements have been issued and are in good standing.

                  (d) There is no pending nor, to the Rentschler Trust's knowledge, contemplated eminent domain, condemnation or other governmental taking of the Property or any portion thereof.

                  (e) To the Rentschler Trust's knowledge, there are no special or general assessments which have been levied against or are proposed for the Property.

                  (f) To the Rentschler Trust's knowledge, there exist no material defaults under any management, maintenance or service contracts executed in connection with the Property.

                  (g) The Rentschler Trust warrants that it is not a "foreign person" as defined in Section 1445 of the Code.

                  (h) To the Rentschler Trust's knowledge, there are no material defects in any portions of the Improvements or to the Rentschler Trust's knowledge, are the Improvements infested with termite or other insects or animals. Conditions caused by ordinary wear and tear and depreciation shall not be considered material defects for the purposes of this representation.

                  (i) The Rentschler Trust has not received any formal or informal notice from any insurance company of any defect or inadequacies in the Property which would adversely affect the insurability of the Improvements, or which would increase the cost of any insurance beyond that which would ordinarily and customarily be charged for like use property in the vicinity of the Property.

                  (j) To the Rentschler Trust's knowledge, the surface and subsurface condition of the Land is such that it will support the Improvements without present need for additional subsurface excavation, fill, footing, caissons, or other installations and, to the best of the Rentschler Trust's knowledge, the Improvements have been constructed in a manner which is compatible with the soil conditions at the time of construction.

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


                  (k) To the Rentschler Trust's knowledge, no part of the Land is within a wetland or other regulated environmentally sensitive area or a flood plain or a special flood hazard area is designated by the applicable Federal Emergency Management Agency Flood Insurance Rate Map.

         5.12 INSURANCE. Company and the Rentschler Trust now have insurance coverage to fully protect, indemnify and reimburse them from and against losses or damage arising from fire, theft or other casualties, liability for injury to or death of any person, and for damage to any property, workers' compensation and in general such other insurance as may be usual or customary in the business. All assets of Company or on the owned or leased premises of Company and the Property are covered by such fire, casualty, general liability, and other insurance policies issued by reputable companies in amounts, scope and coverage which are adequate and reasonable in light of existing conditions. The Company Disclosure Schedule sets forth a correct and complete list and description of all of the policies of insurance and fidelity or surety bonds carried by Company. Company has not failed to give any notice or present any claim under any insurance policy. Company and the Rentschler Trust have not received any notices nor has Company or the Rentschler Trust failed to act on any recommendations by any insurance company that issued a policy, by any Board of Fire Underwriters or other body exercising similar functions or by any governmental authority requiring or recommending any repairs or other work to be done on or with respect to any of the properties and assets of Company or the Property or requiring or recommending any equipment or facilities to be installed on or in connection with any of the properties or assets of Company or the Property. The workers' compensation and unemployment insurance ratings and contributions of Company, as disclosed to Barrett, are true and accurate. Company has timely filed all workers' compensation applications, forms, returns, and documents required to be filed and shall have paid or made provision for payment by the Effective Time all premiums, charges and assessments that have accrued, or are due, or may become due as of, or after the Effective Time (including charges or assessments determined by audit after the Effective Time), plus any such amounts that may become due for that payroll period which may extend beyond the Effective Time. No audit, examination or investigation is presently being conducted or threatened by any carrier or former carrier of Company's workers' compensation coverage other than the annual workers' compensation audit. All information, applications, reports, or instruments submitted to Company's workers' compensation carrier (past or present) were truthful, accurate and contained no information that was misleading or omitted from the information necessary to make the same not misleading to such carrier regarding issues concerning Company's experience rating and the status of Shareholders stock ownership and identification of the true owners of such stock.

Page 20--ACQUISITION AND MERGER AGREEMENT

         5.13 CONTRACTS AND COMMITMENTS.

                  (a) The Company owns no real property. The Company Disclosure Schedule contains a complete and accurate list of all real property leaseholds or other interests owned by the Company. The Company has given Barrett true and complete copies of all real property leases, and copies of all title insurance policies, abstracts, and surveys in its possession relating to such leases. Except as disclosed on the Company Disclosure Schedule, the Company's leaseholds are free and clear from all encumbrances of any kind whatsoever and are not subject to any rights-of-way, building or land use restrictions, exceptions, variances or zoning laws that might impair the Company's ability to continue to use such property as it is now used. To the best of Company's knowledge, the buildings, structures, fixtures, and equipment used by the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are put, and none of such buildings, structures, fixtures, or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, structures, fixtures, and equipment are sufficient for the continued conduct of the Company's business after the Effective Time in substantially the same manner as before the Effective Time, and to the knowledge of the Company, the Dissenter and the Shareholders comply in all material respects with all zoning, health, building, occupancy, personal disability, seismic and any applicable Environmental Law, ordinances and regulations.

                  (b) The Company Disclosure Schedule to this Agreement is a complete and accurate schedule describing all equipment and all other tangible personal property owned by, in possession of, or used by the Company, including leases of personal property and vehicles. All vehicles or equipment listed in the Company Disclosure Schedule that are required to be licensed are now licensed. Except as stated in the Company Disclosure Schedule, no personal property used by the Company in connection with its business that is valued for purposes of the 1997 Company Financial Statement (net of depreciation) in excess of $1,000, is held under any lease, security agreement, conditional sales contract, or other title retention or security agreement, or is located other than at the Company's office locations. Except as separately noted on the Company Disclosure Schedule, the Company's machinery and equipment are in normal operating condition, free from any known defects except such minor defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, ordinary wear and tear and obsolescence excepted.

                  (c) Each lease, license, rental agreement, contract of sale, or other agreement to which the Company's real and personal property is subject, is valid and in good standing, the Company

Page 21--ACQUISITION AND MERGER AGREEMENT has performed all material obligations imposed upon it thereunder, and neither the Company nor, to the knowledge of the Dissenter and the Shareholders, any other party thereto is in default thereunder in any material respect, nor is there any event which, with or without the giving of notice or lapse of time, or both, would constitute a default thereunder by the Company or, to the knowledge of the Shareholders and the Dissenter, any other party thereto. The Company has not received notice, and the Company is not otherwise aware, that any party to any such lease, license, rental agreement, contract of sale, or other agreement intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. No real or personal property is subject to any lease, license, contract of sale, or other agreement that could reasonably be expected to have a material adverse effect upon the business, properties or financial condition of the Company. Neither the Shareholders, the Dissenter nor the Company have agreed with any other person to assign or encumber any lease or sublet any leased property. No lease has been subordinated to any Lien or encumbrance. There exist no agreements to provide any notices to any third parties except as stated in a lease or other contract provided to Barrett and, to the knowledge of the Shareholders, all addresses for notices continue to be accurate.

                  (d) Except as set forth in the Company Disclosure Schedule, Company has no agreement, understanding, contract, or commitment (written or oral) with Dissenter, any Shareholder or relative of Dissenter or any Shareholder or any officer, employee or agent of Company.

                  (e) Except as listed on the Company Disclosure Schedule, Company is not obligated under any loan agreement, promissory note, letter of credit, or other evidence of indebtedness as a signatory, guarantor, or otherwise.

                  (f) Except as listed on the Company Disclosure Schedule, Company has not guaranteed the payment or performance of any person, firm or corporation, agreed to indemnify any person (except as provided herein) or act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any person.

                  (g) Company, Dissenter and the Shareholders are not a party to nor are they bound by any agreement requiring Company, Dissenter or the Shareholders to assign any interest in any trade secret or proprietary information, or prohibiting or restricting Company, Dissenter or the Shareholders from competing in any business or geographical area or soliciting customers or otherwise restricting them from carrying on its business anywhere in the world.

Page 22--ACQUISITION AND MERGER AGREEMENT

                  (h) Except as listed on the Company Disclosure Schedule, Company has no lease, license, contract, or commitment of any nature involving consideration or other expenditure in excess of $1,000, or involving performance over a period of more than 180 days.

                  (i) Company is not in default under any lease, agreement, contract, or commitment, the affect of which would have a material adverse effect on the business, financial condition or results of operation of Company, nor has any event or omission occurred which through the passage of time or the giving of notice, or both, would (x) constitute a default thereunder or cause the acceleration of any of the obligations of Company or (y) result in the creation of any Lien on any of the assets owned, used or occupied by Company, the effect of either of which would have a material adverse effect on the business, financial condition or results of operation of Company. No third party is in default under any lease, agreement, contract, or commitment to which Company is a party, which failure to perform by the third party would have a material adverse effect on the business, financial condition or results of operation of Company, nor has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a default by a third party under a contract or commitment to which Company is a party which event or omission would give rise to termination or right of termination thereof and the termination of which would have a material adverse effect on the business, financial condition or results of operation of Company.

         5.14 EMPLOYEE BENEFIT PLANS. The Company Disclosure Schedule contains a correct and complete list and a brief description of all pension, profit sharing, retirement, bonus, executive or deferred compensation, stock options, stock purchase, stock appreciation right, excess benefit, major medical, disability, thrift savings, hospitalization, and other fringe or employee benefit plans, programs and arrangements, or other plan or arrangement, commitment or practice of Company providing benefits to any person, and any employment or consulting contracts, "golden parachutes," severance agreements or plans, vacation and sick leave plans including, without limitation, all "employee benefit plans" [as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")], all employee manuals, and all written or binding oral statements of policies, practices or understandings relating to employment, which are provided to, are provided for the benefit of, or relate to, any persons employed or formerly employed by Company. The items described in the foregoing sentence are hereinafter sometimes referred to collectively as "Employee Plans/Agreements." True and correct copies of all written Employee Plans/Agreements, including all amendments thereto, have heretofore been provided to Barrett. Company is in compliance with and has made all payments due under all Employee Plans/Agreements and, with respect

Page 23--ACQUISITION AND MERGER AGREEMENT to the Employee Plans/Agreements, Company is in compliance with all applicable federal and state laws and regulations, the failure to comply with which would have a material adverse effect on the business, financial condition or results of operation of Company.

         5.15 EMPLOYEE DATA AND COMPENSATION. Company has two (2) distinctly different types of employees. One group consists of employees who currently perform the function of operating Company (the "Staff Employees"). The other group of employees are those who perform services for the customers of Company in the capacity of a temporary employee or a leased employee (the "Temporary Employees"). Reference to employees, without reference to "staff" or "temporary," shall include both Staff Employees and Temporary Employees. The following information shall be either on the Company Disclosure Schedule or maintained at its existing situs where the operations of Company occur, in either written or accessible electronic form. Company certifies that all such information is complete, accurate and readily accessible to Barrett:

                  (a) A list of the Company Temporary Employees, all data from the Temporary Employees' employment applications and the Temporary Employees' work history ("Temporary Employee
Files");

                  (b) A list of all of Company's Temporary Employees who received any form of compensation from Company during the period of January 1, 1996, through the Effective Time ("Written
Temporary Employee List");

                  (c) A written list of all of Company's Staff Employees ("Staff Employee List");

                  (d) The originals and legible copies of all Staff Employees' employment applications, complete personnel files and work history while employed by Company ("Staff Employee Files");

                  (e) The names, title and current salaries of all officers, directors and Staff Employees of Company;

                  (f) The wage rates and commission schedules (or ranges, if applicable) for each class of exempt and nonexempt, salaried and hourly Staff Employees of Company;

                  (g) All scheduled or contemplated increases in Staff Employee compensation or bonuses;

                  (h) All scheduled or contemplated Staff Employee promotions;

                  (i) All vacation time due each Staff Employee; and

Page 24--ACQUISITION AND MERGER AGREEMENT

                  (j) All sick time due each Staff Employee.

         5.16 EMPLOYEES AND LABOR RELATIONS MATTERS. Except as otherwise provided in the Company Disclosure Schedule:

                  (a) Shareholders, Dissenter and Company are not aware that any executive or key employee of Company or any group of employees of Company has any plans to terminate employment with Company;

                  (b) Company has complied in all material respects with all labor and employment laws, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, and the payment of social security and other taxes;

                  (c) The Company is in compliance with the terms and provisions of the Immigration and Nationality Act, as amended (the "Immigration Act"), in all material respects. For each employee (as defined in 8 C.F.R. ss. 274a.1(f)(1996) of the Company for whom compliance with the Immigration Act by the Company is required, the Company has obtained and retained a complete and true copy of each such employee's Form I-9 (Employment Eligibility Verification
Form) as required by 8 C.F.R. ss. 274a2(b)(2)(1996). The Company has not been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor, to the Company's or the Shareholders' knowledge, has any action or administrative proceeding been initiated or threatened against the Company, by reason of any actual or alleged failure to comply with the Immigration Act;

                  (d) There is no unfair labor practice charge, complaint or other action against Company pending or threatened before the National Labor Relations Board and Company is not subject to any order to bargain by the National Labor Relations Board;

                  (e)  There  is  no  labor   strike,   dispute,   request   for
representation, slowdown, or stoppage pending or threatened against Company;

                  (f) No questions concerning representation have been raised or are threatened with respect to employees of Company;

                  (g) No grievance that might have a material adverse effect on Company and no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no basis exists for any such grievance or arbitration proceeding;

                  (h) To the best of  Dissenter's,  Shareholders'  and Company's knowledge, no employee of Company is subject to any noncompetition, nondisclosure, confidentiality, employment, consulting, or similar agreements with persons other than Company

Page 25--ACQUISITION AND MERGER AGREEMENT relating to the present business activities of Company; and

                  (i) Company does not have any collective bargaining or union contracts agreement in effect or being negotiated.

         5.17 INTELLECTUAL PROPERTY. The Company Disclosure Schedule contains a correct and complete list and a brief description of all United States and foreign trademarks, service marks, trade names, copyrights, including registrations and application, patent and patent applications, if any, and employee covenants and agreements respecting intellectual property ("Trade Rights") in which Company now has any interest, specifying whether such Trade Rights are owned, controlled, used or held (under license or otherwise) by Company, and also indicating which of such Trade Rights are registered. All Trade Rights registrations and all pending registrations and applications have been properly made and filed and all annuity, maintenance, renewal, and other fees relating to registrations or applications are current. In order to conduct the business of Company as such is currently being conducted, Company does not require any Trade Rights that it does not already have. Company is not infringing and has not infringed on any Trade Rights of another in the operation of its business, nor is any other person infringing on the Trade Rights of Company. Company has not granted any license or made any assignment of any Trade Rights and no other person has any right to use any Trade Rights owned or held by Company. Company does not pay any royalties or other consideration for the right to use any Trade Rights of others. Company, Dissenter and the Shareholders are not aware of any inquiries or investigations challenging or threatening to challenge the right, title and interest of Company with respect to its continued use and right to preclude others from using any Trade Rights of Company. Company has not been presented with claims nor served in any litigation challenging or threatening to challenge the right, title and interest of Company with respect to its continued use and right to preclude others from using any Trade Rights of Company. All Trade Rights of Company, if any, are valid, enforceable and in good standing, and there are no equitable defenses to enforcement based on any act or omission of Company.

         5.18 CUSTOMER LIST; INTANGIBLES.

                  (a) The Company Disclosure Schedule contains a correct and complete list and a brief description of all the customers of Company for 1996 and 1997 and the dollar volume of business done with each listed party during such periods. Except as set forth in the Company Disclosure Schedule, the Company, Dissenter and Shareholders have no knowledge or information of any facts indicating, nor any other reason to believe, that any of the customers listed will not continue to be customers of the businesses of Company after the Effective Time at substantially the same volume of business.

Page 26--ACQUISITION AND MERGER AGREEMENT

                  (b) Except as otherwise provided in the Company Disclosure Schedule, the Company is the sole owner of each of the Company's customer lists, processes, know-how, computer programs and routines, and other technical data relating to the Company (the "Intangibles") free and clear of any Liens, encumbrances, restrictions or legal or equitable claims of others. The Shareholders, Dissenter and the Company have taken all reasonable security measures to protect the secrecy, confidentiality and value of these Intangibles; any of its employees and any other person who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed these Intangibles, who have knowledge of or access to information relating to them, have been put on notice and, if appropriate, have entered into agreements that these Intangibles are proprietary to the Company and are not to be divulged or misused.

         5.19 TAX MATTERS.

                  (a) Company and the plan administrator of all Employee Plans/Agreements have timely filed all federal, state and other tax returns (including foreign and informational returns) of every nature required to be filed by it and has paid all taxes (whether or not requiring the filing of returns) including all deficiencies, assessments, additions to tax, penalties and interest of which notice has been received, to the extent such taxes or other amounts have become due. The information contained in such returns is true and correct in all material respects. All tax liabilities have been fully and properly reflected in the Company Financial Statements. The unpaid taxes of
Company, including taxes attributable to all periods ending or prior to the Effective Time which are not yet due and payable, do not exceed the accrued liability on the financial statements of Company for the liability. No audit, examination, inquiry, or investigation is presently being conducted or threatened nor has any such occurred by any taxing authority. Company's tax returns have not been examined by the Internal Revenue Service, the California State Franchise Tax Board or any other taxing authority. There are no outstanding agreements or waivers extending the statutory period of limitation for any federal or state tax return of Company for any period. Company has made all required deductions and payments and has properly prepared and delivered all required documents in connection with the withholding of taxes from the wages and other compensation of its employees. Company has filed and paid all sales/use tax returns for all states and foreign countries in which it has responsibility to do so. The Company does not engage in any activity which requires it to collect sales or use taxes. The information contained in the sales/use tax returns is true and correct in all material respects. There are no security interests or Liens on any of the assets of the Company or the Property that arose in connection with any failure (or alleged failure) to pay any tax.

Page 27--ACQUISITION AND MERGER AGREEMENT

                  (b) Any bonuses or other compensation or amounts paid or payable by Company, including amounts payable as a result of the transaction contemplated by this Agreement, has not resulted in and will not result in payments to "Disqualified Individuals" [as defined in Section 280G(c) of the Code] of Company which, individually or in the aggregate, will constitute "Excess Parachute Payments" [as defined in Section 280G(b) of the Code] resulting in the imposition of the excise tax under Section 4999 of the Code or the disallowance of deductions under Section 280G of the Code.

                  (c) The Shareholders and Dissenter jointly and severally agree to indemnify Barrett for any tax liability of Company attributable to periods prior to the Effective Time in excess of the reserves for taxes set forth in the Company Financial Statements.

                  (d) With respect to claims resulting from or arising out of a breach of the representations and warranties set forth in this Section 5.19, due to the improper inclusion in income, the improper deduction from income, or the improper taking of a credit against taxes of any amount in one or more years, as a result of which Company becomes entitled to exclude from income, deduct from income, or receive a credit against taxes, as the case may be, (the "Adjustments"), any such amount in any other taxable year or years of Company with respect to which (i) the applicable statute of limitations has not run or,
(ii) if such statute of limitations has run, Sections 1311 through 1314 of the Code may be applied advantageously by Company or Barrett, Barrett shall be entitled to damages for such breach only to the extent of the net amount of such claims after giving effect to the Adjustments and any penalty or interest payments associated therewith.

                  (e) Company has never filed a consolidated, combined or unitary tax return with any other person or entity. There is no unpaid tax, interest, penalty, or addition to tax due or claimed to be due from, or any unpaid tax deficiency, determination or assessment outstanding against, Company, or any basis therefor known to Company. There are no tax liens on, pending against or threatened against Company or its assets, other than liens for property taxes not yet due. Company has not filed and will not file, at any time before the Effective Time, a consent under ss.341(f)(1) of the Code.

                  (f) The Company has delivered to Barrett its federal, state and local income tax returns for periods ending December 31, 1996, and December 31, 1997, all of which have been filed and which fairly present the income tax condition and results of operation of Company as of such date. The Company is taxed as a 'C' Corporation.

Page 28--ACQUISITION AND MERGER AGREEMENT

         5.20 BANKS; POWERS OF ATTORNEY. The Company Disclosure Schedule contains a correct and complete list showing:

                  (a) The name of each bank at which Company has an account, a line of credit, or a safe deposit box; the numbers of all bank accounts and safe deposit boxes; and the name of each person authorized to draw thereon or have access thereto; and

                  (b) The name of each person holding a power of attorney from Company and a summary of the terms thereof.

         5.21 ADVERSE CONDITIONS. There are no conditions with respect to the markets, services, facilities, or personnel of Company which might have a material adverse effect on the business, financial condition or results of operation of Company other than such conditions as may affect the staffing industry as a whole.

         5.22 INVESTMENT REPRESENTATIONS.

                  (a) For a reasonable time before the execution of this Agreement, each Shareholder and Dissenter have been given the opportunity to ask questions and receive answers concerning Barrett and Barrett Common Stock, and to obtain any additional information that Barrett possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished to such Shareholder and Dissenter. Each Shareholder and Dissenter have received any such additional information that such Shareholder has requested.

                  (b) Each Shareholder and Dissenter have sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Barrett Common Stock and has the ability to bear the economic risk of that investment.

                  (c) None of the Shareholders or Dissenter have relied on any representation of Barrett regarding the value of Barrett Common Stock or Company Common Stock. Each Shareholder and Dissenter have made his or her own independent analysis of the value of Barrett Common Stock, Company Common Stock, and the consideration he or she is receiving in connection with the Merger.

                  (d) Each Shareholder is acquiring the Barrett Common Stock for such Shareholder's own account and not on behalf of any other person. Each Shareholder is acquiring the Shares without a view to any distribution thereof in a transaction that would violate the federal securities laws or the securities laws of any other applicable jurisdiction.

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


                  (e) Each Shareholder makes the warranties in this Section 5.22 only as to himself or herself, and not with respect to any other Shareholder.

         5.23 NATURE OF SHARES. Each Shareholder is aware that:

                  (a) At the Effective Time, the shares of Barrett Common Stock to be issued in connection with the Merger will not be registered under federal securities laws. Therefore, until the registration described in paragraph (b) below becomes effective, such shares must be held and may not be transferred, unless an exemption from such registration with respect to such transfer is available. The shares will bear substantially the following legend until such time as Barrett's counsel advises that such legend is no longer required:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933 (THE "1933 ACT"). THEY MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE 1933 ACT OR UNLESS THE ISSUER IS FURNISHED A SATISFACTORY OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED AS TO SUCH TRANSFER.

                  (b) Barrett will use its reasonable best efforts, at Barrett's expense (other than underwriting discounts and commissions and fees of Shareholders' counsel, if any), to (i) file a registration statement on Form S-3 covering all of the shares of Barrett Common Stock received in the Merger and as specified in Sections 2.2 and 2.6 hereof with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 within 15 days following the Effective Time and (ii) cause such registration statement to be declared effective by the SEC as soon as practicable following such filing and to remain in effect until the earlier of (x) the sale of all the shares of Barrett Common Stock so registered (other than any shares transferred to Barrett pursuant to Section 7.4 hereof) and (y) the expiration of three (3) years following the effective date of the Form S-3 filing.

         5.24 BROKER'S FEES. The Shareholders and Dissenter have employed Oxford Mergers & Acquisitions, Inc., as their agent and broker in connection with the Merger. The amount due and owing to Oxford Mergers & Acquisitions, Inc., upon consummation of the Merger shall not exceed $310,000 for any and all claims, costs, fees, commissions, or charges by said agent and broker for a brokerage commission, finder's fee or other like payment. Barrett has agreed to pay Oxford Mergers & Acquisitions, Inc., an amount not to exceed $310,000 on behalf of the Shareholders and Dissenter upon consummation of the Merger. The Shareholders and Dissenter hereby agree to indemnify and defend Barrett against

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


any such claims, costs, fees, or charges made by Oxford Mergers & Acquisitions, Inc., in excess of $310,000.

         5.25 ATTORNEYS'S FEES. The Shareholders and Dissenter have employed Reynolds & Jensen, LLP, as their attorneys in connection with the Merger. The amount due and owing to Reynolds & Jensen, LLP, upon consummation of the Merger shall not exceed $113,750 for any and all claims, costs, fees, or charges by said attorneys for attorneys fees' or other like payment. Barrett has agreed to pay Reynolds & Jensen, LLP, an amount not to exceed $113,750 on behalf of the Shareholders and Dissenter upon consummation of the Merger. The Shareholders and Dissenter hereby agree to indemnify and defend Barrett against any such claims, costs, fees, or charges made by Reynolds & Jensen, LLP, in excess of $113,750.

         5.26 DISCLOSURE. No representation or warranty by the Company, Dissenter or the Shareholders in this Agreement, nor any statement, certificate, schedule, or exhibit hereto furnished or to be furnished by or on behalf of the Dissenter, Shareholders or Company pursuant to this Agreement, nor any document or certificate delivered to Barrett pursuant to this Agreement or in connection with transactions contemplated hereby, contains any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they are made.

         5.27 KNOWLEDGE. Each Shareholder and Dissenter have been involved in various aspects of the operation and management of WIMI since the purchase by FHN Investments, Inc., of all of the issued and outstanding stock of WIMI on or about October 12, 1993. The Catch Shareholder has been involved in various aspects of the operation and management of Catch since its formation. The use of the terms "to the best of Dissenter's and Shareholders' knowledge" or "to the Dissenter's and Shareholders' knowledge" (and variants thereof) in this
Agreement shall be deemed to include knowledge that Dissenter and each Shareholder, as an active participant in the day-to-day operations of the Company, would be expected to have by reason of continued involvement with the Company with the assurance that such knowledge is based on a diligent inquiry and the good faith conscientious exercise of such person's responsibility.

         The Rentschler Trust has been involved in the various aspects of the ownership, use and operation of the Property. The use of the terms "to the best of the Rentschler Trust's knowledge" or "to the Rentschler Trust's knowledge" (and variants thereof) in this Agreement shall be deemed to include knowledge that the Rentschler Trust, as an active owner of the Property, would be expected to have by reason of continued involvement with the Property with the assurance that such knowledge is based on a diligent inquiry and the good faith conscientious exercise of

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


such person's responsibility.

                                   ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES OF
                                     BARRETT

         Except as set forth in the reports and other documents of Barrett on file with the SEC under the Securities Exchange Act of 1934, which contains information that is not materially inconsistent with the following, Barrett hereby represents and warrants to Company, Dissenter and each Shareholder as follows:

         6.1 CORPORATE ORGANIZATION. Barrett is a corporation duly organized and validly existing under the laws of the state of Maryland. Barrett has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on it.

         6.2 CAPITALIZATION. The authorized capital stock of Barrett consists of
20.5 million shares of Barrett Common Stock and 500,000 shares of preferred stock, $.01 par value. At the close of business on April 30, 1998, 6,780,813 shares of Barrett Common Stock and no shares of preferred stock were outstanding. Rights to acquire Barrett Common Stock are also outstanding under various employee benefit plans and agreements, and other warrants to acquire Barrett Common Stock.

         6.3 VALIDITY OF SHARES. When issued in accordance with this Agreement, the Barrett Common Stock to be issued to the Shareholders in connection with the Merger shall be validly issued, fully paid and nonassessable.

         6.4 AUTHORITY; NO VIOLATION.

                  (a) Barrett has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Barrett. No other corporate proceedings on the part of Barrett are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Barrett and (assuming due authorization, execution and delivery by Company and the Shareholders) constitutes valid and binding obligations of Barrett, enforceable against Barrett in accordance with its

Page 32--ACQUISITION AND MERGER AGREEMENT terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (b) Neither the execution and delivery of this Agreement by Barrett nor the consummation by Barrett of the transactions contemplated hereby, nor compliance by Barrett with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of Barrett or
(ii) assuming  that the consents and  approvals  referred to in Sections 5.4 and
6.5 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree, or injunction applicable to Barrett or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien, pledge, security interest, charge, or other encumbrance upon any of the respective properties or assets of Barrett under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which Barrett is a party, or by which it or any of its properties or assets may be bound or affected.

         6.5 CONSENTS AND APPROVALS. Except for (i) the filing of the Articles of Merger with the Maryland Department and the California Secretary pursuant to the MGCL and the CGCL, respectively; (ii) the consent of Wells Fargo Bank, National Association, which consent is required for the transaction contemplated by this Agreement, under that certain credit accommodation agreement dated May 30, 1997, and which consent has been obtained and available for inspection, and
(iii) such filings and approvals as are required to be made or obtained under federal or state securities laws in connection with the issuance of the shares of Barrett Common Stock pursuant to this Agreement, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (A) the execution and delivery by Barrett of this Agreement and (B) the consummation by Barrett of the Merger and the other transactions contemplated hereby.

         6.6 FINANCIAL STATEMENTS. Barrett has previously delivered to Company copies of the balance sheets of Barrett as of December 31, for the years 1997, 1996, and 1995, and the related statements of income, changes in stockholders' equity and cash flows for the years 1997, 1996, and 1995, in each case accompanied by the audit report of Price Waterhouse LLP, independent public accountants, with respect to Barrett. The financial

Page 33--ACQUISITION AND MERGER AGREEMENT
statements referred to in this Section 6.6 including the related notes (the "Barrett Financial Statements") fairly present the results of operations and changes in stockholders' equity and financial position of Barrett for the respective periods or as of the respective dates therein set forth; each of the Barrett Financial Statements has been prepared in accordance with GAAP consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto.

         6.7 ABSENCE OF CERTAIN CHANGES. Since December 31, 1997, there has not been:

                  (a) any material adverse change in the financial condition, assets, liabilities, business, prospects, or operations of Barrett;

                  (b) any loss, damage or destruction to the assets of Barrett, whether covered by insurance or not, which has or will have a material adverse effect on the financial condition or the business, prospects or results of operations of Barrett;

                  (c) any material increase in the compensation, salaries or wages payable or to become payable to any employee or agent of Barrett or (including, without limitation, any material increase or change pursuant to any bonus, pension, profit sharing, retirement, or other plan or commitment), or any bonus or other employee benefit granted, made or accrued;

                  (d) any labor dispute or disturbance, other than routine individual grievances which are not material to the business, financial condition or results of operations of Barrett;

                  (e) any commitment or transaction by Barrett (including, without limitation, any capital expenditure) other than in the ordinary course of business consistent with past practice;

                  (f) any sale, lease or other transfer or disposition of any properties or assets of Barrett, except for sales in the ordinary course of business;

                  (g) any indebtedness for borrowed money incurred, assumed or guaranteed by Barrett other than in the ordinary course of business;

                  (h) any entering into, amendment or termination by Barrett of any contract, or any waiver of material rights thereunder, other than in the ordinary course of business;

Page 34--ACQUISITION AND MERGER AGREEMENT

                  (i) any loan or advance or any grant of credit by Barrett other than in the ordinary course of business; or

                  (j) any other event or condition specifically related to Barrett not in the ordinary course of business which would have a material adverse effect on the assets or the business of Barrett taken as a whole.

         6.8 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent specifically disclosed in the most recent balance sheet included in the Barrett Financial Statements, to the best of Barrett's knowledge, Barrett does not have any liabilities, accrued, contingent, or otherwise, other than commercial liabilities and obligations incurred since the date of such balance sheet in the ordinary course of business consistent with past practice, none of which has or will have a material adverse effect on the business, financial condition or results of operations of Barrett taken as a whole.

         6.9 NO LITIGATION. There is no action, claim, demand, citation, summons, subpoena, suit, arbitration proceeding, investigation, or inquiry pending or threatened against Barrett, its directors (in such capacity), its business, or any of its assets which if successfully concluded against it would have a material adverse effect on the financial condition of its business, prospects or results or operation.

         6.10 COMPLIANCE WITH LAWS.

                  (a) Except for failures to comply with the Laws, which either individually or in the aggregate would not have a material adverse effect on the business, financial condition or results of operations of Barrett, Barrett is, in compliance with all Laws including, without limitation, those applicable to federal and state securities laws and regulations, discrimination in employment, occupational safety and health, trade practices, environmental protection, competition, pricing, employment, retirement, labor relations, and advertising. Barrett has not received notice of any violation or alleged violation of any Laws. All reports, specifically including, but not limited to, all filings with the SEC and all returns required to be filed by Barrett with any Governmental Entity have been filed, and were accurate and complete when filed in all material respects.

                  (b) Barrett has all material Licenses which are required for the conduct of its business (as presently conducted), and all such Licenses are in full force and effect. Except for failures to comply with the Licenses which either individually or in the aggregate would not have a material adverse effect on the business, financial condition or results of operations of Barrett, Barrett is and has been in compliance in all respects with the Licenses.

Page 35--ACQUISITION AND MERGER AGREEMENT

                  (c) No material amount of any Hazardous Substance has been discharged, released, used, or emitted into the air, water, surface water, ground water, land surface or subsurface strata from or upon any facility of Barrett or under the direction or control of any employee or agent of Barrett, except in accordance with applicable Environmental Law in all material respects.

                  (d) Barrett has not transported (directly or indirectly) any Hazardous Substances to any location that is listed or proposed for listing under CERCLA or on any similar state list, or is the subject of federal, state or local enforcement actions or investigations or remedial actions.

                  (e) Barrett offers various qualified employee benefit plans to its employees, including its worksite employees. These qualified employee benefit plans include a savings plan [the "401(k) Plan"] under Section 401(k) of the Code, a cafeteria plan under Code Section 125, a group health plan, a group life insurance plan, a group disability insurance plan, and an employee assistance plan. Generally, qualified employee benefit plans are subject to provisions of both the Code and ERISA. In order to qualify for favorable tax treatment under the Code, qualified plans must be established and maintained by an employer for the exclusive benefit of its employees.

                  A definitive judicial interpretation of "employer" in the context of a Professional Employer Organization ("PEO") arrangement has not been established. The tax exempt status of Barrett's 401(k) Plan and cafeteria plan is subject to continuing scrutiny and approval by the Internal Revenue Service (the "IRS") and depends upon Barrett's ability to establish Barrett's employer-employee relationship with PEO employees. The issue of whether Barrett's tax-qualified benefit plans can legitimately include worksite employees under Barrett's coverage has not yet been resolved. If the worksite employees cannot be covered by the plans, then the exclusive benefit requirement imposed by the Code would not be met by the plans as currently administered and the plans could be disqualified.

                  In the event the tax exempt status of Barrett's benefit plans were to be discontinued and the benefit plans were to be disqualified, such actions could have a material adverse effect on Barrett's business, financial condition, and results of operations. Barrett is not presently able to predict the likelihood of disqualification nor the resulting range of loss, in light of the lack of public direction from the IRS or Congress.

         6.11 TITLE TO AND CONDITION OF PROPERTIES. Except for those exceptions to title which either individually or in the aggregate would not have a material adverse effect on the business, financial condition or results of operations of Barrett, Barrett has good and marketable title to all its material assets, free and

Page 36--ACQUISITION AND MERGER AGREEMENT clear of all Liens. All tangible assets of Barrett are located at facilities owned or leased by Barrett and all tangible assets located at such facilities are either owned or leased by Barrett.

         6.12 ADVERSE CONDITIONS. There are no conditions known to Barrett with respect to the markets, services, facilities, or personnel of Barrett which would materially adversely affect its business or prospects.

         6.13 BROKER'S FEES. Neither Barrett nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

         6.14 DISCLOSURE. No representation or warranty by Barrett in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of Barrett pursuant to this Agreement, nor any document or certificate delivered to Company or the Shareholders pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they are made.

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

         7.1 ACTIONS IN CONNECTION WITH DISSENTER AND MERGER. Each party shall use its reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Dissenter and, subject to the condi- tions set forth in this Agreement, to consummate the transactions contemplated by this Agreement; (b) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and, subject to the conditions set forth in this Agreement, to consummate the transactions con-templated by this Agreement, and (c) to obtain (and to cooperate with the other parties to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by any party in connection with the Merger and the other trans- actions contemplated by this Agreement.

         7.2 TRANSITION. Prior to the Effective Time, Barrett and Company shall consult with one another and cooperate as reasonably requested by Barrett to facilitate the integration of their respective operations as promptly as practicable after the Effective Time. Such cooperation shall include (without limita-

Page 37--ACQUISITION AND MERGER AGREEMENT

tion), if requested, communicating with employees, consulting regarding material contracts, renewals, and capital commitments to be entered into by Company or the Shareholders, making arrangements for employee training, and taking action to facilitate an orderly conversion of accounting and data processing operations to occur promptly following the Effective Time.

         7.3 FURTHER ASSURANCES. From time to time after the Effective Time, as and when requested by Barrett, Rentschler Trust, Dissenter, Shareholders and the officers and directors of Company last in office prior to the Effective Time shall execute and deliver such deeds and other instruments of transfer and shall take or cause to be taken such further actions as shall be reasonably necessary in order to vest or perfect in Barrett or to confirm of record or otherwise to Barrett, to the extent such officers and directors have the power to do so, title to and possession of the Property, all the properties, interests, assets, rights, privileges, immunities, powers, franchises, and authorities of Company.

         7.4 CASH AND SHARES SUBJECT TO HOLDBACK.

                  (a) When paid or issued at or after the Effective Time, ten percent (10%) of the cash ("Holdback Cash") to be received by the Dissenter or ten percent (10%) of the shares of Barrett Common Stock ("Holdback Shares") to be received by the Shareholders, as to the Company, and the Rentschler Trust, as to the Property, will be retained by Barrett. The purpose of the retention of the Holdback Cash and the Holdback Shares is to ease the burden of settlement of the contingencies if a problem arises; provided, however, any settlement shall not be limited, in amount, by the Holdback Cash or by the value of the Holdback Shares and shall be limited, in amount, only as set forth in Section 10.4(b).

                  (b) When issued at or after the Effective Time, the Shareholders and the Rentschler Trust shall deliver to Barrett stock powers endorsed in blank relating to the Holdback Shares. The Holdback Cash, the Holdback Shares and the stock powers shall be held by Barrett subject to the terms and conditions of this Section 7.4.

                  (c) The total aggregate amount of the Holdback Cash and the Holdback Shares held pursuant to paragraphs (d) and (e) below is ten percent (10%) of the cash and shares received by the Dissenter, the Shareholders and the Rentschler Trust at the Effective Time.

                  (d) In the event of a breach by Company, the Dissenter or any of the Shareholders, with respect to the Company, or the Rentschler Trust, with respect to the Property, of one or more of the representations, warranties or covenants contained herein,

Page 38--ACQUISITION AND MERGER AGREEMENT

Barrett shall have the authority to transfer to itself all or a portion of the Holdback Cash and the number of shares of Barrett Common Stock, valued at $11.375 per share, equal to the amount of damages suffered by Barrett as a result of the breach, up to a maximum of $669,566 or 62.6 percent of the cash and shares of Barrett Common Stock subject to holdback (total consideration $10,695,656 x 10% = $1,069,566 - $400,000 = $669,566).

                  Any transfer to Barrett of the Holdback Cash or the Holdback Shares due to a breach, shall be apportioned in accordance with the provisions of Section 10.4(f), except that the obligations and liabilities established in this Section 7.4 shall be substituted for the indemnity obligations established in Article X.

                  Prior to the transfer of the Holdback Cash and the Holdback Shares to itself, as allowed in this paragraph (d), Barrett shall give written notice to the Shareholders, the Dissenter, the Rentschler Trust, or all of them, as the party or parties impacted by the transfer of the Holdback Cash and the Holdback Shares ("Noticed Party"), which notice shall set forth the specific breach of a representation, warranty or covenant, the amount of damages giving rise to the adjustment and the date which the transfer of the Holdback Cash and the Holdback Shares will occur should the Noticed Party have no objection thereto.

                  If the Noticed Party should object to the basis of the adjustment or the amount of the damages, the Noticed Party shall make such objection, in writing, within seven (7) days of receipt of Barrett's notice ("Disputed Claim").

                  For a period of 30 days after delivery of the Disputed Claim, the independent accountants of Barrett and the Noticed Party shall attempt to resolve, in writing, all of the differences with respect to each matter specified in the Disputed Claim, in which case any such resolution of the Disputed Claim shall be final and binding on the parties.

                  If, at the end of such 30-day period, the accountants of Barrett and the Noticed Party have not resolved, in writing, all of the differences with respect to any such matter, then each unresolved matter ("Remaining Disputed Claims") shall be submitted to and reviewed by a neutral "big six" accounting firm mutually agreeable to the parties (the "Neutral
Accountant"). The parties shall establish a schedule and time line which requires resolution of the Disputed Claim that arises out of a matter described in this paragraph (d) within a reasonable time after appointment of the Neutral Accountant. The Neutral Accountant shall consider only the Remaining Disputed Claims and shall act promptly to resolve in writing all Remaining Disputed Claims and its decisions with respect to the Remaining Disputed Claims shall be final and binding on the Noticed Party and

Page 39--ACQUISITION AND MERGER AGREEMENT

Barrett; provided that no such resolution of the Remaining Disputed Claims shall require payment of an amount greater than the highest amount or less than the lowest amount suggested for such resolution by either the Noticed Party or Barrett. The Neutral Accountant shall notify the Noticed Party and Barrett of its resolution of the Remaining Disputed Claims and shall prepare a written explanation reflecting the resolution of the Remaining Disputed Claims promptly after such resolution and shall deliver it to the Noticed Party and Barrett.

                  The Noticed Party and Barrett shall each be responsible for and shall each pay one-half (1/2) of the fees and expenses incurred in connection with the Neutral Accountant.

                  In lieu of the transfer of the Holdback Shares as permitted by this paragraph (d), the Shareholders or the Rentschler Trust may pay cash to Barrett equal to the amount of damages provided such payment is made on or before the date of the proposed transfer of the Holdback Shares allowed by this paragraph (d).

                  (e) In the event that Company's dispute regarding state unemployment tax rate for calendar years 1996 and 1997 ("Pending Tax Claim") with the Employment Development Department of the state of California ("EDD") should be resolved in a manner that requires Barrett to make any payments for any taxes, penalties, interest, costs, or fees to EDD or others, including costs and attorneys fees (including those attorneys fees incurred by Barrett in the defense of the Pending Tax Claim after the Effective Time) (the "Damages"), Barrett shall have the authority to transfer to itself, all or a portion of the Holdback Cash and the number of shares of Barrett Common Stock, valued at $11.375 per share, equal to the amount of Damages suffered by Barrett as a result of the payment of the Pending Tax Claim up to a maximum of $400,000 of Damages. The estimated loss contingency relating to the Damages is $400,000, including legal fees that may be incurred after the Effective Time.

                  Any transfer to Barrett of the Holdback Cash or the Holdback Shares due to a breach, shall be apportioned in accordance with the provisions of Section 10.4(f), except that the obligations and liabilities established in this Section 7.4 shall be substituted for the indemnity obligations established in Article X.

                  Upon resolution of the Pending Tax Claim and prior to Barrett's payment of Damages, Barrett shall provide the Dissenter and the Shareholders with written notice of the resolution and the amount of the Damages. Other than the Dissenter's and the Shareholders' assertion of lack of good faith by Barrett in the resolution of the Pending Tax Claim, Barrett shall have authority to finalize the Pending Tax Claim and pay the Damages.

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


                  If Shareholders or Dissenter should assert a lack of good faith by Barrett in the resolution of the Pending Tax Claim, the Shareholders or Dissenter shall make such objection, in writing, within seven (7) days of receipt of Barrett's notice ("Good Faith Claim").

                  For a period of 30 days after delivery of the Good Faith Claim, the independent accountants of Barrett and the Shareholders or Dissenter shall attempt to resolve, in writing, the differences with respect to the single issue of Barrett's good faith settlement of the Pending Tax Claim, in which case any such resolution of the Good Faith Claim shall be final and binding on the parties.

                  If, at the end of such 30-day period, the accountants of Barrett, the Shareholders and the Dissenter have not resolved, in writing, the issue of good faith, the matter shall be submitted to and reviewed by the Neutral Accountant [as defined at 7.4(d) above]. The parties shall establish a schedule and time line which requires resolution of the Good Faith Claim within a reasonable time after appointment of the Neutral Accountant. The Neutral Accountant shall consider only whether Barrett acted in good faith in resolving the Pending Tax Claim and shall act promptly to resolve, in writing, the good faith issue and its decisions with respect to the Good Faith Claim shall be final and binding on the Shareholders or the Dissenter and Barrett. The Neutral Accountant shall notify the Shareholders or the Dissenter and Barrett of its resolution of the Good Faith Claim and shall prepare a written explanation reflecting the resolution of the Good Faith Claim promptly after such resolution and shall deliver it to the Shareholders or the Dissenter and Barrett.

                  The Shareholders or Dissenter and Barrett shall each be responsible for and shall each pay one-half (1/2) of the fees and expenses incurred in connection with the Neutral Accountant.

                  In lieu of the transfer of the Holdback Shares as permitted by this paragraph (e), the Shareholders or the Rentschler Trust may pay cash to Barrett equal to the amount of Damages provided such payment is made on or before the date of the proposed transfer of the Holdback Shares.

                  (f) The time period for providing a notice for a claim relating to a breach of the general management representations, warranties and covenants described in paragraph (d) above is: (i) the date of the audit opinion of Barrett's December 31, 1998, financial statements containing combined operations for those items expected to be encountered in the audit process, and
(ii) one (1) year from the Effective Time for other items not encountered in the audit process. As each of the two (2) time periods specified passes, Barrett's authority to make transfers to itself pursuant to paragraph (d) above shall then terminate.

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


                  (g) There is no time  period  for  settling  the  Pending  Tax
Claim.

                  (h) With respect to the Holdback Cash and the Holdback Shares described in paragraph (d), upon expiration of the relevant time period described in paragraph (f), and transfer to itself of any of such Holdback Cash and such Holdback Shares pursuant to paragraph (d), Barrett shall release the balance of such Holdback Cash to the Dissenter and the balance of such Holdback Shares, if any, to the Shareholders and the Rentschler Trust, together with the related stock powers endorsed by the Shareholders in blank. Upon such release, said shares shall cease to be Holdback Shares for purposes of this Agreement and shall be free of all restrictions and limitations other than those imposed by federal or state securities laws or by agreements other than this Agreement.

                  (i) With respect to the Holdback Cash and the Holdback Shares described in paragraph (e), upon final resolution of the Pending Tax Claim and transfer to itself of any of such Holdback Cash and such Holdback Shares pursuant to paragraph (e), Barrett shall release the balance of such Holdback Cash to the Dissenter and such Holdback Shares, if any, to the Shareholders, together with the related stock powers endorsed by the Shareholders in blank. Upon such release, said shares shall cease to be Holdback Shares for purposes of this Agreement and shall be free of all restrictions and limitations other than those imposed by federal or state securities laws or by agreements other than this Agreement.

                  (j) As long as the Holdback Shares shall stand in the name of the Shareholders and the Rentschler Trust, such Shareholders and Rentschler Trust shall be entitled to vote the Holdback Shares.

                  (k) If, at any time or from time to time, with respect to the Holdback Shares, the Shareholders and the Rentschler Trust shall receive or become entitled to receive any dividend or other distribution (other than a cash or stock dividend which may be retained by the Shareholders and the Rentschler Trust as long as the Holdback Shares remain in the name of the Shareholders and the Rentschler Trust), whether in securities or other property, by way of liquidation, stock split, spin-off, split-up, or reclassification, combination of shares or the like, or in case of a reorganization, consolidation or merger, the Shareholders and the Rentschler Trust shall immediately deliver all such securities or property to Barrett subject to the provisions of this Section 7.4. Barrett may endorse, in Barrett's name or in the name of the Shareholders and the Rentschler Trust, any and all instruments by which any payment on the Holdback Shares may be made and may take such action as Barrett may deem appropriate from time to time, in Barrett's name or in the name of the

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


Shareholders and the Rentschler Trust, to enforce collection of the Holdback Shares. For such purpose, the Shareholders and the Rentschler Trust appoint Barrett the attorney-in-fact of the Shareholders and the Rentschler Trust, under a power coupled with an interest, with full power of substitution.

                  (l) As long as the obligations of Section 7.4 of this Agreement remain in effect with respect to the Holdback Cash and the Holdback Shares, the Dissenter, the Shareholders and the Rentschler Trust will not transfer, whether by sale, gift or otherwise, any ownership interest in the Holdback Cash and the Holdback Shares without Barrett's prior written approval.

         7.5 LIMITATION OF ADJUSTMENTS.

                  (a) If an event or adjustment should occur that results in the transfer of Holdback Cash or Holdback Shares (or the payment in cash in lieu of the transfer of Holdback Shares) to Barrett pursuant to Section 7.4 or an indemnity payment to Barrett pursuant to Article X, and such event or adjustment should also result in a charge to the income statement of the Company and therefore, a reduction of book value of the Company as of the Effective Time, then such charge caused by such event or adjustment shall not also be considered as grounds for a breach of Section 5.5, as it relates to minimum book value.

                  If such event or adjustment does not result in the transfer of Holdback Cash, Holdback Shares or an indemnity payment, then such event or adjustment may be considered as grounds for a breach of Section 5.5. If the book value of the Company as of the Effective Time results in a Deficit due to an event or adjustment, the Deficit shall be determined and paid in accordance with
Section 5.5.

                  (b) If an event or adjustment should occur that results in the transfer of Holdback Cash or Holdback Shares (or the payment in cash in lieu of the transfer of Holdback Shares) to Barrett pursuant to Section 7.4, an indemnity payment to Barrett pursuant to Article X (the "Claim") and Barrett's payment of the underlying obligation, then the amount of the Claim will be reduced to the after-tax amount after taking into consideration the applicable combined federal and California state income tax effect, if any, caused by Barrett's payment, if made, of the Claim. If Barrett's payment of the Claim is not deductible for federal and California state income tax purposes, then the amount of the Claim shall be determined on a pre-tax basis. [For example: if a Claim of $300,000 is paid by Barrett and Barrett's applicable combined federal and California state income tax rate ("Rate") is 40 percent, the required transfer of Holdback Cash, Holdback Shares or cash shall be equal to $180,000 ($300,000 x 40% = $120,000 tax benefit to Barrett). If the facts are the same, except that Barrett's Rate is 20 percent, the required

Page 43--ACQUISITION AND MERGER AGREEMENT transfer would be $240,000 ($300,000 x 20% = $60,000 tax benefit to Barrett). If the facts are the same, except that Barrett's Rate is zero percent (0%), the required transfer would be $300,000 ($300,000 x 0% = $0 tax benefit to Barrett.]

         7.6 CORPORATE RECORDS, CONTRACTS, ETC. Company, the Shareholders and the Dissenter covenant that from the date hereof through the Effective Time:

                  (a) Company will promptly furnish Barrett complete and accurate copies of minutes of any meetings of the directors or shareholders of Company held after the date of this Agreement, and of any resolutions adopted by such directors or shareholders pursuant to written consents after such date.

                  (b) Company will promptly make available to Barrett complete and accurate copies of all contracts and agreements involving an amount in excess of $5,000 entered into by Company or after the date hereof.

                  (c) Company and the Rentschler Trust will identify to Barrett on a weekly basis, and otherwise from time to time as Barrett may reasonably request, any actual or potential adverse developments concerning the business of Company and the Property and will provide Barrett with such information regarding such matters as Barrett may reasonably request.

         7.7 CURRENT FINANCIAL INFORMATION.

                  (a) Company, the Shareholders and the Dissenter covenant that pending the Effective Time, Company shall promptly provide Barrett copies of all regularly prepared monthly financial statements or reports of Company for the months ending between December 31, 1997, and the Effective Time. Such financial statements or reports shall be verified by the Chief Financial Officer of Company and will be prepared in accordance with GAAP consistently applied, except for normal recurring year-end adjustments, which will not be material and that statements of cash flows, statements of changes in shareholders' equity and footnotes may be omitted.

                  (b) Barrett, at Barrett's sole cost and expense, shall engage Price Waterhouse LLP, to prepare and deliver to Barrett audited financial statements for Company as of the day before the Effective Time.

         7.8 CERTAIN FORBEARANCES BY COMPANY. Company the Dissenter and each Shareholder covenant that without the prior written consent of Barrett, Company has not and shall not, on or after December 31, 1997:

Page 44--ACQUISITION AND MERGER AGREEMENT

                  (a) other than  borrowings  under its usual credit line in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance;

                  (b) adjust, split, combine, or reclassify any capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations, convertible into or exchangeable for any shares of its capital stock, or grant or issue any stock appreciation rights or grant or issue to any individual, corporation or other entity any right to acquire any shares of its capital stock; or issue any additional shares of capital stock or securities or obligations convertible into or exchangeable for shares of its capital stock;

                  (c) sell, transfer, mortgage, encumber, or otherwise dispose of any of its properties or assets to any individual, corporation or other entity, or cancel, release or assign any indebtedness to any such person or any claims held by any such person;

                  (d) make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity;

                  (e) enter into any contract or agreement that involves an amount in excess of $5,000 or that will have a term in excess of 180 days or terminate or materially modify any contract or agreement that involves an amount in excess of $5,000 or that has a remaining term in excess of 180 days, or commit to any capital expenditure, or make any capital expenditure not committed to prior to December 31, 1997, in excess of $5,000;

                  (f) increase in any manner the compensation or fringe benefits of any of its employees other than regularly scheduled increases for nonmanagerial employees in the ordinary course of business consistent with past practice or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee, other than amendments required to comply with applicable legal requirements, or accelerate the vesting of any stock options or other stock-based compensation;

                  (g)   solicit,   encourage  or   authorize   any   individual,
corporation or other entity to solicit from any third party any

Page 45--ACQUISITION AND MERGER AGREEMENT inquiries or proposals relating to the disposition of the Company's business or assets, or the acquisition of its voting securities, or the merger of it with any corporation or other entity other than as provided by this Agreement (and Company, the Dissenter, and each Shareholder shall promptly notify Barrett of all of the relevant details relating to all inquiries and proposals which any of them may receive relating to any of such matters) or participate in any negotiations concerning or otherwise facilitate any such transaction;

                  (h) settle any claim, action or proceeding involving material money damages, except in the ordinary course of business consistent with past practice;

                  (i) take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code;

                  (j) amend the Company's Certificate of Incorporation or Bylaws;

                  (k) take any action that is intended or may reasonably be expected to result in any of their representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VIII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

                  (l) take any action that would adversely affect or delay its ability to obtain any necessary approvals of any Governmental Entity or other governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement; or

                  (m) agree to, or make any commitment to, take any of the actions prohibited by this Section 7.8.

         7.9 CERTAIN FORBEARANCES BY BARRETT.

         During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, Barrett shall not, without the prior written consent of Company:

                  (a) take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code;

Page 46--ACQUISITION AND MERGER AGREEMENT

                  (b) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions of the Merger set forth in Article VIII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

                  (c) take any action that would adversely affect or delay its ability to obtain any necessary approvals of any Governmental Entity or other governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement; or

                  (d) agree to, or make any commitment to, take any of the actions prohibited by this Section 7.9.

         7.10 PRESERVATION OF BUSINESS AND THE PROPERTY. Company, Shareholders, Dissenter, and the Rentschler Trust covenant that pending the Effective Time, Company, each Shareholder, Dissenter, and the Rentschler Trust:

                  (a) will carry on Company's business and manage the Property, the Company's assets and properties diligently and substantially in the same manner heretofore;

                  (b) will continue to adhere to its existing policies and practices concerning the conduct of its business;

                  (c) will use its best efforts to preserve its business organization intact, to keep available its present employees, and to preserve its present relationships with providers, customers and others having business dealings with it; and

                  (d) will use its best efforts not to do or fail to do anything that will cause breach of or a default in any contract, agreement, commitment, or obligation to which it is a party or by which it may be bound.

         7.11 TITLE REPORT. Within five (5) days after the date of this Agreement, the Rentschler Trust shall order a title insurance commitment from the Closing Agent for an Extended ALTA form of owner's policy of title insurance (the "Title Report"). The Title Report shall be accompanied by legible copies of all special exceptions listed therein. Barrett shall have until ten (10) days after its receipt of such Title Report and copies in which to notify the Rentschler Trust in writing of Barrett's disapproval of any exceptions shown in the Title Report. Any special assessments shown on the Title Report which are objected to by Barrett shall be included in Barrett's notice. The Rentschler Trust shall have until five (5) days prior to the

Page 47--ACQUISITION AND MERGER AGREEMENT

Effective Time to cause such exception to be removed of record and from the Title Report.

         7.12 ENVIRONMENTAL ASSESSMENT. Prior to the Effective Time, Barrett may obtain, at its option and expense, an environmental assessment of the Company's operating and leased properties, including the Land and Improvements, the results of which shall be made available to the Company, Shareholders, the Dissenter, and the Rentschler Trust. If the environmental assessment indicates that environmental remediation may reasonably be required or that liability for environmental remediation may reasonably be incurred, then Barrett may request the Shareholders, the Dissenter or the Rentschler Trust to pay for such remediation or liability and to deposit in an escrow account before the Effective Time funds sufficient to cover the estimated costs of such remediation or liability. The Shareholders, the Dissenter or the Rentschler Trust shall pay, after the completion of the remediation or final determination of liability, any excess of the actual cost over the funds so deposited. If the Shareholders, the Dissenter or Rentschler Trust decline to be responsible for such remediation or liability, then either the Shareholders, the Dissenter, Rentschler Trust or Barrett may terminate this Agreement and if the Agreement is not so terminated, then the provisions of this Section 7.12 are deemed waived by the parties with respect to a Pre-effective Time assessment.

         7.13 SCHEDULED COMPANY DEBT AND FEES. Schedule "7.13," attached hereto contains a list of all Company indebtedness and fees that are outstanding as of the Effective Time (the "Scheduled Company Debt"). Substantially simultaneously with the Effective Time, Barrett shall pay, or shall authorize Larry K. Reynolds, acting in a capacity as an escrow holder with respect to certain funds in his possession, to deliver Barrett's cashier's checks payable to the following parties in the amounts set forth opposite their names:

         Payee                                                Amount
         -----                                                ------

         Richard K. Rentschler (Dissenter)                    $467,185

         Oxford Mergers & Acquisitions, Inc.                  $310,000

         Reynolds & Jensen, LLP                               $113,750

Barrett will pay the remaining items of Scheduled Company Debt in accordance with their respective terms.

         7.14 KNOWLEDGE OF BARRETT. The liability of the Company, the Rentschler Trust, the Dissenter, and Shareholders for any breach of the representations, warranties or covenants contained herein shall not be affected or limited by any knowledge or

Page 48--ACQUISITION AND MERGER AGREEMENT imputed knowledge that Barrett has as of the date hereof or the Effective Time, except for actual knowledge by Barrett of the information, which actual knowledge must be established by clear and convincing proof and except for knowledge of the information expressly set forth on the Company Disclosure Schedule or in this Agreement.

         7.15 MATERIALITY. The terms "material" and "material adverse effect" as used in this Agreement shall mean any single condition or effect with a financial impact exceeding $10,000 or which when aggregated with other conditions or effects has a financial impact exceeding $25,000 in the aggregate.

         7.16 RIGHTS OF ACCESS. Company, the Shareholders, the Dissenter, and the Rentschler Trust covenant that until the Effective Time, Company will give Barrett and its representatives, including its counsel and certified public accountants, full access during normal business hours to the Property, all properties, documents, contracts, books, and records of Company, including any information with respect to its business affairs and properties as Barrett from time to time may reasonably request.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

         8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) All regulatory approvals required to consummate the transactions contemplated hereby ("Requisite Regulatory Approvals") shall have been obtained without the imposition of any conditions that are in Barrett's reasonable judgment unduly burdensome and shall remain in full force and effect, and all other material consents or approvals of any third party required in connection with the consummation of the Merger as set forth in the Company Disclosure Schedule shall have been obtained.

                  (b) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction, or decree shall have been enacted, entered, promulgated, or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

                  (c) Barrett shall have received an opinion of Price Waterhouse LLP, and Company shall have received an opinion of Soreno McAdamo Bartells Certified Public Accountants, Inc., in form

Page 49--ACQUISITION AND MERGER AGREEMENT and substance reasonably satisfactory to Barrett and Company, respectively, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as part of a reorganization within the meaning of Section 368 of the Code and that accordingly:

                           (i) no gain or loss will be  recognized by Barrett or
Company as a result of the Merger;

                           (ii)  no  gain or  loss  will  be  recognized  by the
Shareholders with respect to the receipt of Barrett Common Stock pursuant to the Merger; provided, however, no opinion shall be required regarding the recognition of gain or loss by the (x) Rentschler Trust with respect to the receipt of Barrett Common Stock in exchange for the Property and (y) Dissenter with respect to the receipt of cash in connection with Dissenter's disposition of his WIMI Common Stock; and

                           (iii)  the tax  basis  of the  Barrett  Common  Stock
received by the Shareholders in the Merger will be the same as the tax basis of the Company Common Stock surrendered in exchange therefor.

                  In rendering such opinions, the accountants may require and rely upon representations contained in certificates of officers of Barrett, Company and others. The opinion of Price Waterhouse LLP, will not be provided to, or be relied upon by, parties other than Barrett. The opinion of Soreno McAdamo Bartells Certified Public Accountants, Inc., will not be provided to, or be relied upon by, parties other than Company, Dissenter, Shareholders, or the Rentschler Trust.

                  (d) Barrett shall have entered into an employment agreement with Keith N. Rentschler substantially the same as the form attached as Schedule "8.1(d)."

                  (e) Dissenter and each Shareholder is or was a key employee of
Company. Dissenter and each Shareholder acknowledges that by virtue of his or her current or former position with the Company, he or she has developed considerable expertise in the business operations of the Company and has had access to extensive confidential information with respect to the Company. At closing, effective at the Effective Time, Dissenter and each Shareholder shall have executed and delivered to Barrett a separate covenant not to compete ("Shareholder's Noncompetition Agreement") restricting Dissenter's and Shareholder's ability to compete with Barrett for a period not to extend beyond the later of (i) four (4) years from the Effective Time or (ii) with respect to Dissenter or any particular Shareholder, four (4)

Page 50--ACQUISITION AND MERGER AGREEMENT years from the date of termination of employment of Dissenter or any such Shareholder who becomes an employee of Barrett as of the Effective Time. A copy of the form of the Shareholder's Noncompetition Agreement is attached hereto, marked as Schedule "8.1(e)."

                  (f) The appropriate parties shall have executed an Articles of Merger in form sufficient for filing with the Maryland Department and the California Secretary.

         8.2 CONDITIONS TO OBLIGATIONS OF BARRETT. The obligation of Barrett to effect the Merger is also subject to the satisfaction or waiver by Barrett, at or prior to the Effective Time, of the following conditions:

                  (a) The representations and warranties of Company, the Shareholders, the Dissenter, and the Rentschler Trust set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date. Barrett shall have received a certificate signed by the Rentschler Trust, the Dissenter, each Shareholder, and signed on behalf of Company by the Chief Executive Officer, Chief Financial Officer of Company and the Rentschler Trust to the foregoing effect.

                  (b) Company, the Shareholders, the Dissenter, and the Rentschler Trust shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Barrett shall have received a certificate signed on behalf of Company by the Chief Executive Officer and the Chief Financial Officer of Company, by each of the Shareholders, the Dissenter, and the Rentschler Trust to such effect.

                  (c) Barrett shall have received a satisfactory opinion of its counsel, Mary Ann Frantz, of Miller, Nash, Wiener, Hager & Carlsen, 111 SW Fifth Avenue, 35th Floor, Portland, Oregon 97204- 3699, in form and substance reasonably satisfactory to Barrett, to the effect that the issuance of shares of Barrett Common Stock in the Merger does not require registration under the Securities Act. Such counsel may rely upon certificates of the parties and upon the representations and warranties of the parties in this Agreement and any document or agreement referred to in this Agreement or delivered in connection with the transactions contemplated hereby. The opinion of Mary Ann Frantz, of Miller, Nash, Wiener, Hager & Carlsen, will not be provided to, or be relied upon by, parties other than Barrett.

Page 51--ACQUISITION AND MERGER AGREEMENT

                  (d) Barrett shall obtain good and marketable title to the Property free and clear of all claims, Liens and encumbrances or interests of any person or entity, including, without limitation, claims or obligations arising in any fashion from the conduct of Company's business prior to the Effective Time, except for the Liens, charges and encumbrances contemplated by Schedule "2.6" (provided that the Liens and encumbrances not listed on Schedule "2.6" shall be discharged and released in full at or prior to the Effective
Time), the Preliminary Title Report and except for any exceptions and any indebtedness accepted by Barrett pursuant to Schedule "2.6" and the Preliminary Title Report. In addition, the Rentschler Trust shall assign to Barrett all warranties, warranty payments, appeal rights, proceeds, and awards and all other Rentschler Trust Intangible Property, all in form and substance acceptable to Barrett.

                  (e) The Rentschler Trust shall deliver to Barrett an ALTA extended owner's policy of title insurance, with a zoning rider, on the Land issued by the Closing Agent insuring good and marketable title in the amount of $332,000, subject to no exceptions other than the items specified in Section 8.2(d) and matters commonly preprinted as general exceptions in such policies.

                  (f) Barrett shall receive from the Rentschler Trust an affidavit in form and substance satisfactory to Barrett as to the applicability of Section 1445 of the Code.

                  (g) Barrett shall have received the written resignations of all the directors and officers of Company, effective as of the Effective Time.

                  (h) Barrett shall have received a satisfactory opinion from Larry K. Reynolds, of Reynolds & Jensen, LLP, 3233 Arlington Avenue, Suite 203, Riverside, California 92506, counsel to Company.

                  (i) The Shareholders and the Dissenter shall have surrendered to Barrett the Company Certificates representing all the outstanding shares of Company capital stock for cancellation.

                  (j) Each Shareholder and the Rentschler Trust shall have executed and delivered to Barrett a letter confirming that he or she does not intend to sell the Barrett Common Stock he or she receives pursuant to this Agreement, in order to comply with requirements for treating the Merger as a pooling of interests.

                  (k) During the period from the date of this Agreement to the Effective Time, there shall not have been any material adverse change (or development involving a prospective material adverse change) in the business operations, earnings, assets, properties, or condition (financial or otherwise) of Company or

Page 52--ACQUISITION AND MERGER AGREEMENT the Property and there shall not have been any material loss involving or damage to the Property, any of Company's properties or assets, and Barrett shall have received a certificate dated the Effective Time to such effect signed by Company, each of the Shareholders, the Dissenter, and the Rentschler Trust.

                  (l) Barrett shall have received such other evidence of the accuracy of Company's, the Shareholders', the Dissenter's, and the Rentschler Trust's representations and warranties, of compliance with Company's, the Shareholders', the Dissenter's, and the Rentschler Trust's covenants and of the satisfaction of the foregoing conditions as may be reasonably requested by Barrett.

                  (m)  Barrett   shall  have  received  an  opinion  from  Price
Waterhouse LLP, to the effect that Barrett may account for the Merger as a pooling of interests.

                  (n)  A  party  may  utilize  a  single   certificate   if  all
information and certifications by each of the multiple certificates required by this Section 8.2 is included in the single or omnibus certificate.

         8.3 CONDITIONS TO OBLIGATIONS OF COMPANY. The obligation of Company to effect the Merger is also subject to the satisfaction or waiver by Company at or prior to the Effective Time of the following conditions:

                  (a) The representations and warranties of Barrett set forth in this Agreement are true and correct as of the Closing Date as though made on and as of the Closing Date. Company shall have received certificates signed on behalf of Barrett by an executive officer to the foregoing effect.

                  (b) Barrett shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Company shall have received certificates signed on behalf of Barrett by an executive officer to such effect.

                  (c) The Shareholders shall have received a satisfactory opinion from Kirkham E. Hay, of Brownstein, Rask, Arenz, Sweeney, Kerr & Grim, LLP, 1200 SW Main Building, Portland, Oregon 97205, counsel to Barrett.

                  (d) Barrett shall have prepared and signed the written instructions to its transfer agent regarding the delivery of Barrett Common Stock as described in Sections 3.2(b) and 3.2(c) above.

                  (e)  Company,   the  Shareholders  and  Dissenter  shall  have
received such other evidence of the accuracy of Barrett's

Page 53--ACQUISITION AND MERGER AGREEMENT representations and warranties, of compliance with its covenants and of satisfaction of the foregoing conditions as Company may reasonably request.

                                   ARTICLE IX
                            TERMINATION AND AMENDMENT

         9.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any of the parties have obtained approval of the matters presented in connection with the Merger:

                  (a) By mutual consent of Barrett and Company in a written instrument, if the Board of Directors of each so determines.

                  (b) By either Barrett or Company (i) if any Governmental Entity which must grant a Requisite Regulatory Approval has denied approval and such denial has become final and nonappealable or (ii) any Governmental Entity of competent jurisdiction shall have issued an order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

                  (c) By any party if the Merger shall not have been consummated on or before June 30, 1998, unless the failure of the Merger to occur by such date shall be due to the breach by the party seeking to terminate this Agreement of any representation, warranty, covenant, or other agreement of such party set forth herein.

                  (d) By either Barrett or Company [provided that the terminating party (or, with respect to Company, the Shareholders, or the Dissenter) is not then in material breach of any representation, warranty, covenant, or other agreement contained herein] if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other party (or, with respect to Company, the Shareholders, or the Dissenter) which breach is not cured within ten (10) days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Effective Time.

         9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and none of the parties shall have any liability of any nature whatsoever hereunder, except (i) Sections 9.2, 11.1 [but only with respect to termination under Section 9.1(d)], and 11.2 shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its

Page 54--ACQUISITION AND MERGER AGREEMENT intentional or willful breach of any provision of this Agreement.

         9.3 EXTENSION; WAIVER. At any time prior to the Effective Time, Barrett and Company may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                    ARTICLE X
                                 INDEMNIFICATION

         10.1 INDEMNIFICATION BY SHAREHOLDERS, DISSENTER AND RENTSCHLER TRUST.

                  (a) Subject to the limitations set forth in Section 10.4, the Shareholders and the Dissenter jointly and severally agree to defend, indemnify and hold harmless Barrett and the Company, their successors and assigns, and their respective officers, directors, affiliates, employees, controlling persons, and agents and to hold each such party harmless against and in respect of any and all losses, damages, costs, and expenses, including attorneys' fees incurred by any such party by reason of (i) a breach of any of the representations or warranties made in this Agreement by the Company, the Shareholders or the Dissenter; (ii) the conduct of the Company before the Effective Time; or (iii) breach of undertakings in this Agreement or any other document, supplement, instrument, agreement, letter, amendment, or assignment related to or executed by the Company, the Shareholders or the Dissenter in connection herewith, or in any officers' certificate or other certificate delivered on behalf of them to Barrett at closing or in connection with this Agreement. This indemnification obligation shall not terminate upon the death of any one of the Shareholders or the Dissenter and shall continue to be an obligation of each of their estates, heirs, successors, and assigns.

                  (b) Subject to the limitations set forth in Section 10.4, the Rentschler Trust agrees to indemnify and hold harmless Barrett, its successors and assigns, and its officers, directors, affiliates, employees, controlling persons, and agents and to hold Barrett harmless against and in respect of any and all losses, damages, costs, and expenses, including attorneys' fees incurred by Barrett by reason of (i) a breach of any of the representations or warranties made in this Agreement in connec-

Page 55--ACQUISITION AND MERGER AGREEMENT
tion with the Property by the Rentschler Trust; (ii) the conduct of the Rentschler Trust in connection with the Property before the Effective Time; and
(iii) breach of undertakings in this Agreement or any other document, supplement, instrument, agreement, letter, amendment, or assignment related to or executed by the Rentschler Trust in connection with the Property, in connection herewith, or in any certificate delivered on behalf of the Rentschler Trust to Barrett at closing or in connection with this Agreement. This indemnification obligation shall not terminate upon the termination of the Rentschler Trust and shall continue to be an obligation of the Rentschler Trust's distributees, beneficiaries, heirs, successors, and assigns.

         10.2 TIME OF REPRESENTATIONS. For purposes of the indemnifications made in this Article X, all representations and warranties shall be deemed to have been made on and as of the Effective Time.

         10.3 PROCEDURE.

                  (a) If Barrett or the Company are threatened with any claim by a third party, or any claim by a third party is presented to or any action or proceeding begun against Barrett or the Company that may give rise to the right of indemnification hereunder, Barrett (the "Indemnitee") shall give written notice thereof promptly (and no later than the last survival date of the representation and warranty for the breach of which indemnification is sought) to the Shareholders, the Dissenter, the Rentschler Trust, or all of them, as the party or parties bearing the indemnification obligation (the "Indemnifying Party").

                  (b) The Indemnifying Party shall have the right to participate in the defense of such claim, action or proceeding, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof with counsel mutually satisfactory to such parties and the Indemnitee. If the Indemnifying Party and the Indemnitee agree upon mutually satisfactory counsel to assume the defense, the Indemnifying Party shall assume the expense of such counsel's fees and shall no longer assume the expense of the Indemnitee's attorneys' fees. If the Indemnifying Party undertakes to compromise or defend any such liability, the Indemnifying Party shall so notify the Indemnitee in writing promptly of its intention to do so, and the Indemnitee shall cooperate with the Indemnifying Party and its counsel in the compromising of or the defending against any such liabilities or claims, at the expense of the Indemnifying Party. Such cooperation shall include, but shall not be limited to, the provisions to the Indemnifying Party of reasonable access to the Indemnitee's business records, research, documents, and employees as they relate to the defense of any indemnified claim.

Page 56--ACQUISITION AND MERGER AGREEMENT

                  (c) In response to a bona fide settlement offer, the Indemnifying Party may settle the monetary portion of an indemnifiable matter which it has duly elected to contest without the consent of the Indemnitee unless such settlement has an adverse effect upon the Indemnitee, in which case such matters shall be settled only with the consent of the Indemnitee. However, the Indemnifying Party may not agree to a settlement involving injunctive or other equitable relief without obtaining the prior written consent of the Indemnitee.

         10.4 RESTRICTIONS AND LIMITATIONS.

                  (a) The Indemnitee shall not be indemnified for breaches herein unless and until the aggregate of all claims brought in good faith against the Indemnitee shall exceed $10,000, which shall act as a threshold to discourage the pursuing of insubstantial claims, and not as a deductible. The Indemnitee shall be entitled to recover the entire amount of any claim or claims, subject to the foregoing and the limits set forth in Section 10.4. However, there shall be no threshold amount with respect to any claims arising out of (i) any breach of the representations, warranties or covenants contained in Section 5.11(b) through 5.11(k), Section 5.14 to the extent such liabilities arise out of a member of the Company's Employee Plans/Agreements; or (ii) tax matters.

                  (b) The total amount of indemnification payments and the total amount of all transfers or payments from the Shareholders, the Dissenter and the Rentschler Trust to Barrett for any breach of a representation, warranty, covenant, or any other obligation contemplated in this Article X or under any provision of this Agreement, shall not exceed $2,200,000.

                  (c)  The  liability  for  any  breach  of  the   Shareholder's
Noncompetition Agreements shall be only that of the breaching party. The Holdback Cash and Holdback Shares shall not be utilized to satisfy an obligation arising out of a breach of the Shareholder's Noncompetition Agreements.

                  (d) Claims for indemnification against the Shareholders and the Dissenter for a breach of one or more of the representations, warranties or covenants of the Company, the Shareholders or the Dissenter shall be made on or before (i) the date the audit of Barrett's December 31, 1998, financial statements containing combined operations for those items expected to be encountered in the audit process is completed, but no later than one (1) year after the Effective Time and (ii) one year from the Effective Time for other items. However, there shall be no time limitation with respect to any claims arising out of the Pending Tax Claim as described in Section 7.4(e).

Page 57--ACQUISITION AND MERGER AGREEMENT

                  (e) Claims for indemnification against the Rentschler Trust for a breach of one or more of the representations, warranties or covenants of the Rentschler Trust shall be made on or before (i) the date the audit of Barrett's December 31, 1998, financial statements containing combined operations for those items expected to be encountered in the audit process is completed, but not later than one (1) year after the Effective Time and (ii) one year from the Effective Time for other items.

                  (f) Notwithstanding the foregoing provisions regarding the Shareholders' and the Dissenter's indemnity set forth above, the Shareholders' and the Dissenter's obligation to indemnify, defend and hold Barrett harmless shall be proportional. To the extent that Barrett is unable to recover the indemnity obligations from either Otahal or Dissenter in any amount, then K. Rentschler and/or the Rentschler Trust hereby guarantee full payment and performance and K. Rentschler and/or the Rentschler Trust shall make full payment, performance and satisfaction of the uncollected or uncollectible amount, even if such amount should exceed the proportional obligation of K. Rentschler and the Rentschler Trust (as hereinafter determined). The proportion of the indemnification obligation among the Shareholders, the Dissenter and the Rentschler Trust shall be determined as to each Shareholder, the Dissenter and the Rentschler Trust by the following computation: each Shareholder's, the Dissenter's or the Rentschler Trust's indemnity obligation shall be equal to the amount of the indemnity obligation multiplied by a fraction, the numerator being the amount of consideration delivered respectively to such Shareholder, the Dissenter or the Rentschler Trust pursuant to Sections 2.1, 2.2 and 2.6, and the denominator being the total consideration delivered to all Shareholders, the Dissenter and the Rentschler Trust pursuant to Sections 2.1, 2.2 and 2.6.

                                   ARTICLE XI
                               GENERAL PROVISIONS

         11.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS. The representations, warranties, covenants, and agreements in this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive until the later of (a) the date the audit of Barrett's December 31, 1998, financial statements is completed or (b) the date which is one year after the Effective Time.

         11.2 EXPENSES. Barrett shall pay the fees for accounting services performed by Price Waterhouse LLP, in connection with the Merger. All other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense or as set forth in this Agreement.

Page 58--ACQUISITION AND MERGER AGREEMENT

         11.3 NOTICES. All notices under this Agreement shall be in writing and shall be deemed given when delivered personally, when sent by fax (with prompt confirmation by mail), four (4) business days after mailed by certified mail (return receipt requested), or one (1) business day after being sent by a recognized overnight courier, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to Barrett to:

                           Barrett Business Services, Inc.
                           4724 SW Macadam Avenue
                           Portland OR 97201
                           Facsimile:                (503) 220-0987
                           Attention:                William W. Sherertz

                  with copies to:

                           Kirkham E. Hay
                           Brownstein, Rask, Arenz, Sweeney,
                             Kerr & Grim, LLP
                           1200 SW Main Building
                           Portland OR 97205
                           Facsimile:                (503) 221-1074

                  If to Company before the Effective Time, to:

                           Western Industrial Management, Inc.
                           3243 Arlington Avenue, Suite 204
                           Riverside CA 92506
                           Facsimile:                (---) --------
                           Attention:                Keith N. Rentschler

                  with copies to:

                           Larry K. Reynolds
                           Reynolds & Jensen, LLP
                           3233 Arlington Avenue, Suite 203
                           Riverside CA 92506
                           Facsimile:                (909) 682-7312


                  If to Company, a Shareholder, Dissenter, or the Rentschler Trust after the Effective Time, to:

                           Western Industrial Management, Inc.
                           7383 Whitegate
                           Riverside CA 92506


Page 59--ACQUISITION AND MERGER AGREEMENT

                           Catch 55, Inc.
                           7383 Whitegate
                           Riverside CA 92506

                           Patricia Otahal
                           1585 Redlands Place
                           Costa Mesa CA 92627

                           Richard K. Rentschler
                           1072 Ardmore Circle
                           Redlands CA 92373

                           Keith N. Rentschler
                           7383 Whitegate
                           Riverside CA 92506

                           Keith N. Rentschler and
                           Yolanda Rentschler,  Trustees
                           of the  Rentschler  Family
                           Trust  dated  January 10,
                           1994, 7383 Whitegate Riverside CA 92506

         11.4 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits, or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. Exhibits and Schedules referenced in this Agreement are part of this Agreement as if fully set forth in this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," and "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require any person to take any action that would violate any applicable law, rule or regulation.

         11.5 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Facsimile transmission of a signed original shall have the same effect as delivery of the original.

         11.6 ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the agreements specifically referred to herein.

Page 60--ACQUISITION AND MERGER AGREEMENT

         11.7 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Oregon, without regard to any applicable conflicts of law rules thereof.

         11.8 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provision of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         11.9 CONFIDENTIALITY. All information, data and material furnished to Barrett by Company prior to the date of this Agreement or hereafter furnished to Barrett by Company are confidential. Except for disclosures which may be necessary to satisfy conditions of this Agreement, Barrett agrees that Barrett will not, and no agent representing Barrett to whom such information, data and material may be furnished will, disclose or otherwise make available, at any time, any such information, data or material to any other person whomsoever who does not have a confidential relationship with Barrett; that Barrett and Barrett's representatives will protect such information, data and material with a high degree of care to prevent the disclosure thereof; and that if, for any reason, the transaction is not consummated, all information, data and material concerning Company obtained by Barrett and its representatives, and all copies thereof, will be delivered to Company. Barrett agrees that, except in connection with enforcement of its rights under this Agreement, neither Barrett nor Barrett's representative will use any of the information, data or material in any manner that may be adverse to the interests of Company.

         11.10 PUBLICITY. Except as otherwise required by applicable law or the rules of the National Association of Securities Dealers, Inc., all press releases and other public communications relating to the proposed acquisition shall be made exclusively by Barrett (and in this regard, Barrett and the Shareholders agree not to disclose details associated with the acquisition of Company, except as Barrett may deem necessary or desirable as a result of the fact that Barrett is a publicly-traded corporation). The press releases and public communications shall be subject to Company's prior approval unless Barrett is required by law or rule to make certain disclosures or announcements and Company will not approve or join in such disclosure or announcement.

    11.11 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the

Page 61--ACQUISITION AND MERGER AGREEMENT parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    11.12 DEFAULT AND REMEDIES. If any party defaults in the performance of any term, covenant, condition, or obligation under this Agreement, the nondefaulting party may pursue any and all remedies available to such party. The rights and remedies provided herein are cumulative and not exclusive of any other right or remedy provided by law.

    11.13 ATTORNEY FEES. In the event any party shall seek enforcement of any covenant, warranty, indemnity, or other term or provision of this Agreement, the party that prevails in such enforcement proceeding shall be entitled to recover such reasonable costs and attorney fees which shall be determined by the arbitrator, court (including any appellate court), review and in any claim enforcement in the United States Bankruptcy courts.

    11.14 POSTJUDGMENT ATTORNEYS FEES. If the services of an attorney are required by any party to enforce a judgment rendered in connection with this Agreement, the judgment creditor shall be entitled to reasonable attorneys fees, costs and other expenses, and such fees, costs and expenses shall be recoverable as a separate item. This provision shall be severable from all other provisions of this Agreement, shall survive any judgment, and shall not be deemed merged into the judgment.

    11.15 COUNSEL. Each party has been represented by its counsel in connection with the negotiation and preparation of this Agreement and, consequently, each party hereby waives the application of any rule of law to the effect that any provision of this Agreement will be interpreted or construed against the party whose counsel prepared the same.

Page 62--ACQUISITION AND MERGER AGREEMENT

         11.16 TIME OF ESSENCE. Time is expressly declared to be strictly of the essence of this Agreement and the performance of each and every provision hereof.

         The parties have executed this Agreement as of the date stated above.

                                   BARRETT BUSINESS SERVICES, INC.


                                   By --------------------------------
                                   Title:  ---------------------------


                                   WESTERN INDUSTRIAL MANAGEMENT, INC.


                                   By ------------------------------
                                   Title:  -------------------------


                                   CATCH 55, INC.


                                   By --------------------------------
                                   Title:  ---------------------------


                                   -----------------------------------
                                   Keith N. Rentschler, Trustee
                                   of the Rentschler Family Trust
                                   Dated January 10, 1994

                                   -----------------------------------
                                   Keith N. Rentschler

                                   -----------------------------------
                                   Patricia Otahal

                                   -----------------------------------
                                   Richard K. Rentschler


Page 63--ACQUISITION AND MERGER AGREEMENT

                                   Schedules
                                   ---------


SCHEDULE "1.3"             List  of   Directors   and   Officers  of   Surviving
                           Corporation

SCHEDULE "2.5"             Affidavit and Indemnity Agreement

SCHEDULE "2.6"             Schedule of Exceptions

SCHEDULE "2.6(a)"          Land Descriptions

SCHEDULE "2.6(c)"          Excluded items of Personal Property

SCHEDULE "7.13"            Scheduled Company Debt

SCHEDULE "8.1(d)"          Employment Agreement - Keith N. Rentschler

SCHEDULE "8.1(e)"          Shareholder's  Noncompetition  Agreement  - Keith  N.
                           Rentschler

SCHEDULE "8.1(e)"          Shareholder's  Noncompetition  Agreement  -  Patricia
                           Otahal